SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

              Chiquita Brands International, Inc.
              ___________________________________


_______________________________________________________________________
        (Name of Registrant as Specified In Its Charter)

_______________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        _______________________________________________________________


     2) Aggregate number of securities to which transaction applies:

        _______________________________________________________________


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________

     4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________


     5) Total fee paid: ________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)   Amount Previously Paid:
   2)   Form, Schedule or Registration Statement No.:
   3)   Filing Party:
   4)   Date Filed:

                      CHIQUITA BRANDS INTERNATIONAL, INC.

                               Chiquita Center
                            250 East Fifth Street
                           Cincinnati, Ohio 45202
                      __________________________________


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      __________________________________

                          To Be Held On May 13, 1998

To Our Shareholders:

     It is my pleasure to invite you to attend the 1998 Annual Meeting of Shareholders of Chiquita Brands International, Inc. ("Chiquita" or the "Company"). The meeting will be held in the Continental Room of the Omni Netherland Plaza, 35 West Fifth Street, Cincinnati, Ohio at 10:00 a.m. on Wednesday, May 13, 1998. At the meeting, shareholders will be asked to:

     (1)  Elect seven directors;

     (2)  Approve the Chiquita 1998 Stock Option and Incentive Plan;

     (3) Adopt an amendment to the Certificate of Incorporation to increase the number of authorized shares of Capital Stock from 150 million to 200 million;

     (4) Adopt an amendment to the Certificate of Incorporation to change the title and par value of the Capital Stock, $.33 par value, to Common Stock, $.01 par value;

     (5) Adopt an amendment to the Certificate of Incorporation to decrease the shareholder vote required to make future amendments to the Certificate of Incorporation from two-thirds to a majority of the votes cast; and

     (6) Consider any other matters that may properly be brought before the meeting.

     Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and promptly return the enclosed proxy card in the envelope provided.

     We look forward to seeing you at the meeting.

                                        Sincerely,


                                        Carl H. Lindner
                                        Chairman of the Board and
                                           Chief Executive Officer
Cincinnati, Ohio
April 8, 1998

TO ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING, PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY'S SECRETARY, BY GIVING A LATER DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                             PROXY STATEMENT
                 FOR THE CHIQUITA BRANDS INTERNATIONAL, INC.
                      ANNUAL MEETING OF SHAREHOLDERS
                              MAY 13, 1998

               INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

     We are sending you this Proxy Statement and the enclosed proxy card because Chiquita's Board of Directors is soliciting your proxy to vote your shares at the 1998 Annual Meeting of Shareholders. This Proxy Statement includes information about the issues to be voted on at the meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card in the envelope provided.

     On April 8, we began mailing these proxy materials to all shareholders of record at the close of business on March 20, 1998 (the "Record Date").

Which Shares Have Voting Rights?
________________________________

     On the Record Date, there were 64,364,825 shares of Capital Stock, $.33 par value ("Common Stock"), and 84,371 shares of $2.50 Convertible Preference Stock, Series C, without par value ("Series C Preference Stock"), outstanding and entitled to vote. These are the only classes of stock currently outstanding which have voting rights. Each share of Common Stock or Series C Preference Stock that you own as of the Record Date entitles you to one vote on each matter to be voted on at the meeting. The presence of the holders of a majority of the shares entitled to vote at the meeting (in person or by proxy) will constitute a quorum.

How Are Shares Voted?
_____________________

     You can vote on matters presented at the Annual Meeting in two ways:

     * By Proxy -- You can vote by signing, dating and returning the enclosed proxy card. If you do this, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the nominees for director, for or against the other proposals, or whether you wish to abstain from voting on a particular proposal. If you sign the card but do not indicate specific choices, your shares will be voted as follows:

       - "FOR" the election of all seven nominees for director;

       - "FOR" the adoption of the Chiquita 1998 Stock Option and Incentive Plan; and

       - "FOR" the three amendments to the Second Restated
         Certificate of Incorporation.

       If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters which needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

     * In Person -- You may come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date.

Can A Proxy Be Revoked?
_______________________

     If you send in a proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

       * Send in another proxy card with a later date;

       * Notify Chiquita's Secretary in writing before the Annual
         Meeting that you have revoked your proxy; or

       * Vote in person at the Annual Meeting.

How Are Shares In The Dividend Reinvestment Plan Voted?
_______________________________________________________

     If you participate in the Chiquita Dividend Reinvestment Plan (the "DRIP"), the proxy card you receive will serve as an instruction to vote the shares held under this plan in the manner indicated on the proxy card. If you do not sign and return your proxy card, your shares held in the DRIP will not be voted.

How Do Employees Vote Shares Held In Employee Benefit Plans?
____________________________________________________________

Chiquita Savings and Investment Plan
____________________________________

     If you participate in the Chiquita Savings and Investment Plan (the "SIP"), the SIP Trustee will send you a voting instruction card. This card will indicate the number of shares of Chiquita Common Stock credited to your account under the SIP as of the most recent practicable date.

     * If you sign and return the card, the SIP Trustee will vote the shares as you have directed.

     * If you do not sign and return the card, the SIP Trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the SIP.

Chiquita Associate Stock Purchase Plan or
Friday Canning Corporation 401(k) Savings Plan
______________________________________________

     If you participate in either the Chiquita Associate Stock Purchase Plan or the Friday Canning Corporation 401(k) Savings Plan, you will receive a voting instruction card from the Trustee for the respective plan.

     * If you sign and return the card, the Trustee will vote the shares as you have directed.

     * If you do not sign and return the card, your shares will not be voted by the Trustee.

How Are Proxies Solicited And What Does It Cost?
________________________________________________

     Chiquita will pay all the costs of soliciting these proxies. Solicitation of proxies will be made by management of the Company, without additional compensation, through the mail, in person, or by telephone or facsimile. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have also retained Kissel-Blake, Inc., a New York proxy solicitation firm, to assist us in the distribution and solicitation of proxies. We have agreed to pay them a fee of $5,000 plus out-of-pocket expenses.

Who Can Attend The Annual Meeting?
__________________________________

     Admission to the meeting will be limited to Chiquita shareholders or their authorized representative by proxy. If your shares are registered in your name, you do not need anything to gain admittance to the meeting. Your ownership will be verified in the Company's list of shareholders as of the Record Date. If your shares are held through a broker or a bank, please bring to the meeting proof of your ownership of such shares (for example, a bank or brokerage firm account statement or a letter from your bank or broker confirming your ownership as of the Record Date). You may also send proof of ownership to the Corporate Secretary, Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202 prior to the meeting and we will send you an admittance card.


             INFORMATION ABOUT CHIQUITA'S PRINCIPAL SHAREHOLDERS
             ___________________________________________________

Which Shareholders Own 5% Or More Of Chiquita's Voting Stock?
_____________________________________________________________

     The following table lists all persons we know to be "beneficial owners" of five percent or more of Chiquita's outstanding voting securities as of March 1, 1998. This information is based on Schedule 13D or Schedule 13G reports filed with the Securities and Exchange Commission (the "SEC") by each of the companies listed in the table below.


     Name and Address of          Class of   Amount and Nature of   Percent
       Beneficial Owner (1)        Shares    Beneficial Ownership   of Class
______________________________  ____________ ____________________   ________

American Financial Group, Inc.  Common Stock    23,996,295 (2)       37.4%
  and its subsidiaries ("AFG")
  One East Fourth Street
  Cincinnati, Ohio 45202

Boston Partners Asset           Common Stock     3,962,520 (3)        6.2%
  Management, L.P.
  Boston Partners, Inc. and
  Desmond John Heathwood
  ("Boston Partners")
  One Financial Center
  Boston, Massachusetts 02111

Loomis Sayles & Company, L.P.   Common Stock     3,666,263 (4)        5.7%
  ("Loomis")
  One Financial Center
  Boston, Massachusetts 02111

(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, shares are "beneficially" owned if you (a) hold them directly or indirectly (through a broker or other relationship, through a position as a director or trustee, or by contract or understanding), or (b) have (or share) the power to vote the shares or to sell them, or (c) have the right to acquire the shares within 60 days.
                                  -3-

(2) Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner, Keith E. Lindner and trusts for their benefit (collectively, the "Lindner Family"), are the beneficial owners of approximately 44% of AFG's common stock, and share with AFG the power to vote and dispose of Chiquita's Common Stock owned by AFG. AFG and the Lindner Family may be deemed to be controlling persons of Chiquita.

(3) In a Schedule 13G filed February 9, 1998, Boston Partners, an Investment Adviser registered under the Investment Advisers Act of 1940, reported that as of December 31, 1997, they beneficially owned 3,962,520 shares of Chiquita's Common Stock and they shared the power to vote and dispose of all of such shares.

(4) In a Schedule 13G filed February 12, 1998, Loomis; an Investor Adviser registered under the Investment Advisers Act of 1940, reported that as of December 31, 1997, it was deemed to be the beneficial owner of 3,666,263 shares of Chiquita's Common Stock as a result of its beneficial ownership of convertible securities of the Company. Loomis reported that it had the sole power to vote 47,674 shares, shared the power to vote 56,976 shares, and shared the power to dispose of 3,666,263 shares.

     We have been informed that AFG intends to vote its shares "FOR" all of the Board's nominees for director and "FOR" each of Proposals 2 through 5.


            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
            ______________________________________________________

How Much Of The Company's Stock Is Owned By Directors And Executive Officers?
_____________________________________________________________________________

     The following table shows the number of shares of the Company's Common Stock and $2.875 Non-Voting Cumulative Preferred Stock, Series A (the "Series A Shares"), beneficially owned as of March 1, 1998 by each current director and nominee, by each executive officer named in the Summary Compensation Table on page 18 and by all directors and executive officers as a group.
None of the individuals or the group of individuals named in the table owns any of the Company's 3.75 Convertible Preferred Stock, Series B (the "Series B Shares") or the Series C Preference Shares.

                               Amount and Nature of Beneficial Ownership
                            _______________________________________________
                                    Common Stock           Series A Shares
                            _____________________________  ________________
                                               Percent           Percent
Name of Beneficial Owner    Shares(1)(2)       of Class  Shares  of Class
________________________    _________________  ________  ______  __________
Robert F. Kistinger             233,419(3)          *
Carl H. Lindner              24,041,168(3)(4)     37.5%
Keith E. Lindner             24,010,054(3)(4)     37.4%
Robert W. Olson                  29,169(3)          *
Fred J. Runk                    136,800(3)          *
Jean Head Sisco                  38,175             *
William W. Verity                12,600             *
Oliver W. Waddell                13,900             *
Steven G. Warshaw               233,329(3)          *     100     *
All directors and executive
  officers as a group
  (14 persons)               24,982,623(3)(4)(5)  38.5%   100     *

* Less than 1% of outstanding shares

(1) Unless otherwise noted, the holder has full voting and dispositive power with respect to the shares listed.

                                  -4-

(2) Includes shares of Common Stock which the person or group has the right to acquire within 60 days after March 1, 1998 through the exercise of stock options granted under Chiquita's stock option plans, in the following amounts: Robert F. Kistinger, 226,310 shares; Carl H. Lindner, 12,600 shares; Robert W. Olson, 27,450 shares; Fred J. Runk, 15,300 shares; Jean Head Sisco, 23,175 shares; William W. Verity, 12,600 shares; Oliver W. Waddell, 9,900 shares; Steven G. Warshaw, 226,800 shares; and all directors and executive officers as a group, 740,187 shares.

(3) Includes Common Stock Units acquired in the Company's Savings and Investment Plan ("SIP") through December 31, 1997 (the last date for which information is available). Each Common Stock Unit represents one share of Chiquita Common Stock plus a proportionate share of the uninvested cash in the Chiquita Stock Fund of the SIP.

(4) For Carl H. Lindner and Keith E. Lindner, includes 23,996,295 shares of Common Stock held by AFG and its subsidiaries. Carl H. Lindner and Keith E. Lindner beneficially own shares of AFG common stock as follows: 6,849,988 (11.4% of AFG's outstanding shares), and 6,312,209 (10.5% of AFG's outstanding shares), respectively. See "Information About Chiquita's Principal Shareholders."

(5) The 23,996,295 shares of Common Stock held by AFG and included in the holdings of both Carl H. Lindner and Keith E. Lindner (as described in footnote 4 above) are counted only once in the total number of shares of Common Stock owned by all directors and executive officers as a group.

    In addition to the AFG common stock owned by Carl H. Lindner and Keith E. Lindner (as described in footnote 4 of the preceding table), directors and executive officers of the Company owned as of the Record Date, or had the right to acquire within 60 days after March 1, 1998 through the exercise of stock options, shares of AFG common stock as follows: Robert W. Olson, 78,581 shares; Fred J. Runk, 243,029 shares; and Steven G. Warshaw, 612 shares (the ownership of each of such persons represents less than 1% of the outstanding common stock of AFG). All directors and executive officers as a group owned or had the right to acquire 13,484,419 shares of AFG common stock, which represents 22.4% of AFG's total outstanding shares. Additionally, Fred J. Runk owned 6,007 shares of Series J Preferred Stock of American Financial Corporation ("AFC"), a subsidiary of AFG, which represents less than 1% of the outstanding shares of AFC's Series J Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance
_______________________________________________________

     An initial statement of beneficial ownership of Company securities on Form 3 filed in 1997 by Benjamin Paz, President and Chief Operating Officer of Chiquita Banana Group - North America, inadvertently did not include 2,000 shares of the Company's Common Stock purchased before joining the Company.


                   DISCUSSION OF PROPOSALS TO BE VOTED ON
                   ______________________________________

PROPOSAL 1:   ELECT SEVEN DIRECTORS
___________________________________

    The Board of Directors has nominated seven individuals for election as directors at the Annual Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected.

    We know of no reason why any nominee may be unable to serve as a director. However, if any nominee should become unable to serve as a director, your proxies may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill the vacancy until
the next annual meeting.   No shareholder may vote for more than seven
nominees.

Who Are The Nominees For Director?
__________________________________

    The nominees for election as a director are as follows:

    Carl H. Lindner (Chairman of the Executive Committee) has been a director since 1976. He has been Chairman of the Board and Chief Executive Officer of the Company since 1984. He is also Chairman of the Board and Chief Executive Officer of AFG which, through its subsidiaries, is engaged primarily in specialty and multi-line property and casualty insurance businesses and in
the sale of tax-deferred annuities.   For nearly 40 years, Mr. Lindner has
been Chairman of the Board and Chief Executive Officer of AFC, which became an AFG subsidiary in 1995. Mr. Lindner also serves as Chairman of the Board of American Annuity Group, Inc. ("AAG"), which is over 80% owned by AFG.
Age 78.

    Keith E. Lindner (Member of the Executive Committee) has been a director since 1984. He has been Vice Chairman of the Board since 1997 and was
President and Chief Operating Officer of the Company from 1989 to 1997.   He
has served the Company in various executive capacities since 1984. He is also a Co-President and a Director of AFG and AFC. Age 38.

    Fred J. Runk has been a director since 1984. He has been Senior Vice President and Treasurer of AFG and AFC since 1995. For more than five years prior to that time, he served as Vice President and Treasurer of AFC. He was a Vice President of the Company from 1984 to March 1996 and was its Chief
Financial Officer from 1984 to 1994.   Age 55.

    Jean Head Sisco (Chairman of the Audit Committee and a member of the Compensation Committee) has been a director since 1976. She has been a Partner in Sisco Associates, management consultants, for more than five years. She is also a director of American Funds Tax Exempt Series I; K-Tron International; The Neiman Marcus Group, Inc.; Newmont Mining Corp - Newmont Gold Mining; and Textron Inc. Age 72.

    William W. Verity (Member of the Audit and Compensation Committees) has been a director since 1994. He has been Chairman and Chief Executive Officer of ENCOR Holdings, Inc. ("ENCOR") since 1991. ENCOR has two subsidiaries, ENCOR Technologies, Inc. and Compression, Inc., which develop and manufacture plastic molded components. ENCOR is a subsidiary of Leaver Corp., an investment holding company. Mr. Verity served as President of Leaver Corp. from 1987 through 1993 and is currently Chairman of that company. Age 39.

    Oliver W. Waddell (Member of the Audit and Compensation Committees) has been a director since 1994. He was Chairman, President and Chief Executive Officer of Star Banc Corporation, a multi-state bank holding company, when he retired in 1993. He is a director of Star Banc Corporation and Cinergy
Corp.   Age 67.

    Steven G. Warshaw (Member of the Executive Committee) has been a director since 1997. He has been President and Chief Operating Officer of the Company
since 1997.   He served as Chief Financial Officer from 1994 to March 1998 and as Executive Vice President and Chief Administrative Officer of the Company from 1990 to 1997. He has served the Company in various capacities since 1986. Age 44.

    Carl H. Lindner is Keith E. Lindner's father.

    In December 1993, Great American Communications Company, which subsequently changed its name to Citicasters Inc., completed a comprehensive financial restructuring. The restructuring included a prepackaged plan of reorganization which was filed in November of that year under Chapter 11 of the Bankruptcy Code. Carl H. Lindner and Fred J. Runk had been executive officers of that company within two years before its bankruptcy reorganization.

What Vote Is Required To Elect The Seven Directors?
___________________________________________________

    The seven nominees who receive the highest number of votes will be elected as directors. If you do not vote for a particular nominee, or if you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee; however, your vote will be counted for purposes of determining a quorum. There is no provision for cumulative voting in the election of directors. A "broker non-vote" will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.


PROPOSAL 2:   APPROVE THE CHIQUITA 1998 STOCK OPTION AND INCENTIVE PLAN
_______________________________________________________________________

    We are asking for your approval of the Chiquita 1998 Stock Option and Incentive Plan (the "1998 Plan"). The Board adopted the 1998 Plan on March 18, 1998, subject to your approval at the Annual Meeting.

    The 1998 Plan is intended to replace the 1986 Stock Option and Incentive Plan (the "1986 Plan"). The primary reason we are replacing the 1986 Plan with the 1998 Plan is that less than 700,000 shares remain available for awards under the 1986 Plan. If you approve the 1998 Plan, we will grant no further awards under the 1986 Plan. However, all stock options and other awards outstanding under the 1986 Plan will remain outstanding.

Why Do Shareholders Need To Approve The Plan?
_____________________________________________

    We are seeking shareholder approval of the 1998 Plan for two reasons:
(i) to comply with applicable New York Stock Exchange rules, and (ii) to preserve certain tax deductions for the Company under Section 162(m) of the Internal Revenue Code (the "Code") which imposes a limitation on the Company's ability to take a tax deduction for compensation in excess of $1,000,000 in any year to any one of the executive officers named in the Summary Compensation Table. This limitation does not apply to compensation attributed to the exercise of stock options if, among other conditions, the stock options were granted pursuant to a plan that has been approved by the shareholders.

What Are The Terms Of The 1998 Plan?
____________________________________

    A summary of the 1998 Plan is set forth below. Because it is a summary, it may not contain all the information that is important to you. The full text of the 1998 Plan is included as Appendix A.

                           Summary of 1998 Plan
                           ____________________

    Purpose. The purpose of the 1998 Plan is to promote the long-term growth and success of the Company by (i) enabling the Company to compete successfully in attracting and retaining employees and directors (and consultants and advisors) of outstanding ability, (ii) stimulating the efforts of such persons to achieve the Company's objectives, and (iii) encouraging the identification of their interests with those of the Company's shareholders.

    Shares Available. The maximum number of shares of Common Stock which may be issued under the 1998 Plan is 10,000,000, plus (i) the number of shares that remain available for future grants under the 1986 Plan upon its termination (approximately 650,000 at March 20, 1998), and (ii) the number of shares represented by awards granted under the 1986 Plan which subsequently expire, terminate or are forfeited. In addition, any shares unissued or undelivered pursuant to awards under the 1998 Plan which expire, terminate or are forfeited may be re-used for future grants under the 1998 Plan.

    Maximum Award Per Individual. The number of shares of Common Stock which may be subject to awards granted under the 1998 Plan to any individual may not exceed 1,500,000 in any three consecutive calendar years.

    Administration. The 1998 Plan is to be administered by a committee (the "Committee") of two or more directors. Committee members are not eligible to participate in the 1998 Plan except through the automatic grant of stock options described below under "Stock Options." Initially, the Committee will be the same as the Compensation Committee and will be composed of Jean Head Sisco, William W. Verity and Oliver W. Waddell. The Committee may delegate its authority to one or more officers of the Company; however, only the Committee may grant awards to executive officers of the Company and determine the terms and conditions of those awards.

    Eligibility. Employees (including officers), directors, and certain advisors and consultants of the Company and its subsidiaries are eligible to be selected to participate in the 1998 Plan. There is no limit to the number of participants in the 1998 Plan and participation is based on selection by the Committee or the President (usually based on managerial level and performance). At March 20, 1998, there were 788 participants in the 1986 Plan. No awards have been granted to any advisors or consultants under the 1986 Plan and there are no current plans to grant any awards to such individuals, although the Committee may grant such awards in the future.

    Types of Awards. The 1998 Plan provides for the grant of the following types of awards: (1) stock options, including Incentive Stock Options, Non-Qualified Stock Options, and Replacement Options; (2) Stock Appreciation Rights, in tandem with stock options or freestanding; (3) stock awards, including restricted and unrestricted awards of stock; and (4) Performance Awards. Awards may be granted singly, in combination or in tandem, as
determined by the Committee.   Except to the extent provided by law, awards
are generally non-transferable. However, the Committee may in its discretion permit a Participant to transfer a Non-Qualified Stock Option or SAR to a member of his or her immediate family for no consideration.

    Although we have no current plans to grant awards other than stock options and shares of restricted stock, the availability of other forms of awards will enable us to structure incentives for particular situations should the need arise.

    Stock Options. Options to purchase shares of the Company's Common Stock permit the holder to purchase a fixed number of shares at a fixed price. At the time a stock option is granted, the Committee determines the number of shares subject to the option, the term of the option (up to 10 years for Incentive Stock Options or 20 years for Non-Qualified Stock Options), the manner and time of the option's exercise, and the price per share of stock that a participant must pay to exercise the option. Any option granted in the form of an Incentive Stock Option may not be granted more than 10 years after the effectiveness of the 1998 Plan and must satisfy the applicable requirements of Section 422 of the Code. The Code prohibits the grant of Incentive Stock Options to anyone other than employees of the Company or its subsidiaries. The exercise price for a stock option may be paid by a participant in cash or in shares of Common Stock owned by the Participant for at least six months.

    The Committee may grant a Replacement Option to any employee who exercises an option granted under the 1998 Plan using then-owned Common Stock as payment for the purchase price. A Replacement Option grants the employee the right to purchase, at the fair market value as of the date of exercise of the original option, a number of shares of Common Stock not to exceed the number of shares used by the employee (i) to pay the exercise price and (ii) to satisfy applicable withholding taxes on the transaction. A Replacement Option may not be exercised for one year following the date of grant, and its term may not extend beyond the term of the original option. No Replacement Options have been granted under the 1986 Plan and there are no present plans to grant any under the 1998 Plan, although the Committee retains the right to grant such awards in the future.

    Each non-employee director will be granted a Non-Qualified Stock Option for 10,000 shares of Common Stock automatically on the date he or she is first elected or appointed to the Board. Additionally, each year at the same time that the Committee decides the total number of stock options to be granted to employees in connection with the Company's annual compensation review, each non-employee director of the Company who has served on the Board for at least six months automatically will be granted a Non-Qualified Stock Option for 10,000 shares of Common Stock.

    All options granted to non-employee directors have a 20-year term and vest over a 10-year period, with 9% of the shares exercisable on the date of grant and an additional 9% exercisable on each anniversary of the date of grant until the tenth anniversary when the remaining 10% will be exercisable. The exercise price for all options granted to non-employee directors is the fair market value of the Common Stock on the date of grant.

    We currently expect that most stock options granted to executive officers and other employees under the 1998 Plan will have the 10-year vesting schedule and 20-year term described in the preceding paragraph (as is the case with substantially all stock options now held by participants under the 1986 Plan), although the Company reserves the right to change this practice.

    Stock Appreciation Rights ("SARs"). An SAR is a right to receive a payment equal to the excess of (i) the fair market value of a share of Common Stock on the date of exercise over (ii) the reference price per share of Common Stock established in connection with the grant of the SAR. The 1998 Plan authorizes the Committee to grant SARs either with a stock option ("Tandem SARs") or independent of a stock option ("Non-tandem SARs"). The reference price per share covered by an SAR will be (i) in the case of a Tandem SAR, the per share exercise price of the related option, or (ii) in the case of a Non-tandem SAR, the per share fair market value on the date of grant.

    A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A Tandem SAR may be exercised only at the times and to the extent the related stock option is exercisable. The exercise of a Tandem SAR will automatically result in the surrender of the same portion of the related option. A Non-tandem SAR will be exercisable as provided by the Committee.
A Tandem SAR expires upon the termination of the related stock option. A Non-tandem SAR may have a term no longer than 20 years from its date of grant.

    Stock Awards. Stock awards are grants of shares of Common Stock which may be restricted (i.e., subject to a holding period and/or other conditions) or unrestricted. The Committee will determine the amounts, terms and conditions of the awards, including the price to be paid, if any, for restricted awards and contingencies related to the attainment of specified performance goals or continued employment.

    Performance Awards. Performance Awards are the right to receive either Common Stock or cash of an equivalent value, or a fixed dollar amount payable in cash, shares, or both, at the end of a specified performance period. Performance Awards may be conditioned or based upon the performance of the individual, the Company, or an operating unit or division of the Company, or upon an increase in the value of the Common Stock (in each case, based upon objectively measurable criteria), or upon other factors or criteria set by the Committee. The vesting of Performance Awards may also be conditioned upon continued employment.

    Other Terms of Awards. Awards may be paid in cash, Common Stock, or a combination of both, as determined by the Committee. If an award is granted in the form of a Restricted Stock Award or Performance Award, the Committee may include as part of the award an entitlement to dividend or voting rights.

    Awards may vest early or be forfeited in certain circumstances. An award will be forfeited upon a termination of employment for cause or if, following a termination of employment for any other reason, the participant engages in any act which would have warranted a termination for cause. In the event of death, disability or retirement, awards will vest in full and will be exercisable for one year (or such longer period as the Committee may specify), or until the expiration of the original term of the award, whichever period is shorter. Except as set forth under "Change of Control, Merger or Sale" below, in the event of termination of employment for any other reason, unless the Committee determines otherwise, awards not vested at the date of termination will be forfeited and awards which are vested at the date of termination must be exercised within 90 days after the date of termination (or expiration of the award, if sooner) or they will also be forfeited.

    The Committee may establish other terms, conditions and/or limitations of an award, so long as they are not inconsistent with the 1998 Plan. In addition, the Committee may at any time offer to buy out an award or to substitute a new award, with different terms and conditions, for a previously granted award.

    Change of Control, Merger or Sale. In the event of a Change of Control (as defined below), all awards outstanding (other than those subject to unsatisfied performance criteria) on the date of the Change of Control will become fully vested. If a participant's employment with the Company or a subsidiary is terminated by the Company or such subsidiary for any reason, other than for cause, within one year after a Change of Control, all vested stock options and SARs held by such employee upon termination of employment will be exercisable for one year or until expiration of the original term of the award, whichever period is shorter.

    A Change of Control occurs when:

         (i) a person or group (other than AFG, specified members of the Lindner Family or a "passive" institutional investor) acquires beneficial ownership of 30% or more of the voting power of the Company's voting securities (unless AFG or members of the Lindner Family own a greater percentage than such person or group); or

         (ii) during any two-year period, the members of the Company's Board of Directors (together with those directors elected to the Board of Directors with the approval of at least two-thirds of the initial or similarly elected directors) no longer constitute a majority of the Board; or

         (iii) immediately after any merger, consolidation or reorganization of the Company, or sale of substantially all of its assets, in which outstanding awards remain outstanding or are assumed by the surviving or acquiring entity, and (a) the voting securities of the Company which were outstanding immediately before the transaction represent less than 50% of the voting securities of the surviving or acquiring entity, and (b) either (x) a person or group (other than a "passive" institutional investor) beneficially owns more than 20% of the surviving or acquiring entity's voting securities and more than the percentage owned by AFG and the Lindner Family, or (y) AFG and the Lindner Family beneficially own less than 2% of the surviving or acquiring entity's voting securities.

    In the event of a merger, consolidation, reorganization, liquidation, or sale of substantially all of the Company's assets that results in the conversion of the Company's Common Stock into stock of another company (including a transaction referred to in clause (iii) of the definition of Change of Control above) or into cash, if provision is not made for the surviving entity to assume outstanding stock awards, such awards (other than awards containing unsatisfied performance criteria) will become 100% vested, but will terminate to the extent not exercised prior to the completion of the transaction. Holders of stock options and SARs will be provided the opportunity to exercise such awards subject to the transaction actually occurring and will be allowed to defer payment of the exercise price until after the closing of the transaction.

    The Company plans to conform the 1986 Plan to the 1998 Plan by adding the Change of Control provisions summarized above. These changes will be applicable to outstanding awards under the 1986 Plan.

    Federal Tax Treatment. Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to awards under the 1998 Plan. Different tax consequences may result in the case of awards to employees of non-U.S. subsidiaries of the Company or non-U.S. employees of the Company or any subsidiary.

    Non-Qualified Stock Option. A participant who is granted a Non-Qualified Stock Option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a corresponding tax deduction in the amount and at the time that the employee is taxed.

    Incentive Stock Option. A participant who is granted an Incentive Stock Option does not realize any taxable income at the time of the grant or exercise of the option. Similarly, the Company is not entitled to any tax deduction at the time of the grant or exercise of the option. If the participant makes no disposition of the shares acquired in connection with the exercise of an Incentive Stock Option before the later of (i) two years after the date of grant, or (ii) one year after the date of exercise of the option, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. On the other hand, if the participant disposes of the shares before the lapse of either required holding period, then the participant will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise, and the Company will be entitled to a corresponding tax deduction in the amount and at the time that the employee is taxed.

     Stock Appreciation Right (SAR). The grant of an SAR will produce no U.S. federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant, equal to the difference between the reference price of the shares and the market price of the shares on the date of exercise, and the Company is entitled to a corresponding tax deduction in the amount and at the time that the employee is taxed.

    Performance Award. A participant who has been granted a Performance Award will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed on the market value of the award at the time of grant. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and the Company will be entitled to a corresponding tax deduction in the amount and at the time that the employee is taxed.

    Restricted Stock. A participant who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the market value of the shares at such time over the amount, if any, paid for such shares and the Company will be entitled to a corresponding tax deduction.

    Unrestricted Stock. The grant of an award of unrestricted Common Stock will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the Common Stock awarded and the Company will receive a corresponding tax deduction.

    Reimbursement of Taxes. At its discretion, the Committee may authorize the Company to reimburse a participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an award.

    Termination and Amendment. The Board of Directors may amend the 1998 Plan at any time but may not adopt any amendment which would impair the rights of a participant with respect to awards granted prior to the amendment without his or her consent. In addition, no amendment may be made which would increase the maximum number of shares available for awards under the 1998 Plan, or which may be awarded to any individual, without shareholder approval.

    The 1998 Plan will continue in effect indefinitely until terminated by the Board of Directors. Termination of the 1998 Plan will not impair the status of any awards outstanding at the date of termination.

    Pro-Forma 1998 Plan Benefits. As of the date of this Proxy Statement, we have made no awards under the 1998 Plan. Awards granted in the future will be based generally on employee performance and other factors. As a result, it is not possible to determine the benefits or amounts that will be received by any particular person or group of persons in the future, other than the automatic grants to non-employee directors as described above under "Types of

Awards -- Stock Options." If the 1998 Plan had been in effect during 1997, the same awards would have been granted that were granted under the 1986 Plan.

    There is a description of the awards granted under the 1986 Plan to the executive officers named in the Summary Compensation Table under the caption "Compensation of Executive Officers -- Summary Compensation Table" and "Option Grants for 1997." The following table provides additional information about stock options and other awards granted under the 1986 Plan to certain groups for performance in 1997. The closing price of the Company's Common Stock as reported on the New York Stock Exchange on
March 20, 1998 was $14.00 per share.

                                    Dollar Value of   Number of Shares Covered
       Name and Position             Awards ($)(1)          By Awards (#)
_________________________________   _______________   ________________________

All Executive Officers as a Group     $4,670,000            1,017,995
  (10 persons)

All Non-Employee Directors as a          135,000               40,000
  Group (4 persons)

All Employees as a Group,              8,115,000            1,829,235
  excluding Executive Officers
  (approximately 775 persons)

(1) The awards summarized in the table above include stock options with a 10-year vesting period and 20-year expiration term, restricted stock which vests 100% two years after the date of grant and, in the case of certain employees other than executive officers, stock options with a three-year vesting period and 10-year expiration term. The grant date present value of stock option awards was calculated using the Black-Scholes option pricing model. The assumptions used in the model included (a) an expected Chiquita stock price volatility of approximately 37%; (b) a weighted average risk-free interest rate of 5.9%; (c) a dividend yield of 1.5%; and (d) a weighted average expected option life of 8 years. In addition, the Black-Scholes model output was modified by a discount to reflect the risk of forfeiture (8% per year probability) due to restrictions on exercise of the options in accordance with the vesting provisions. The actual value of the option, if any, will depend on the market price of the Company's Common Stock on the date of exercise. The value of the restricted stock is based on the market price of Chiquita Common
    Stock on the date of grant, discounted to reflect the risk of forfeiture (8% per year probability) in accordance with the vesting provisions.

What Vote Is Required To Approve The 1998 Plan?
_______________________________________________

    The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Series C Preference Stock, voting as a single class, is required to approve the 1998 Plan.

    The Board of Directors recommends a vote "FOR" this proposal.


PROPOSAL 3: INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
____________________________________________________________________

     The Board of Directors has approved, subject to shareholder adoption, an amendment to the Company's Second Restated Certificate of Incorporation (the "Certificate of Incorporation") which would increase the number of shares of Common Stock which the Company is authorized to issue from 150,000,000 to 200,000,000 shares.

     The Board of Directors believes that additional shares of Common Stock should be available for issuance by the Board of Directors from time to time for proper corporate purposes. Of the shares of Common Stock currently authorized, on March 20, 1998, 64,364,825 shares were outstanding and

45,082,161 shares were reserved for issuance upon conversion of outstanding convertible debentures and preferred and preference stock, upon the exercise of outstanding options, or in connection with the Company's employee benefit and dividend reinvestment plans. If the 1998 Stock Option and Incentive Plan is approved as discussed above, an additional 10,000,000 shares of Common Stock will be reserved for issuance. This would leave only approximately 30,000,000 authorized shares available as unissued and unreserved. This amendment adds 50,000,000 authorized shares of Common Stock and increases the number of authorized shares of Common Stock to 200,000,000 shares.

    The newly authorized shares of Common Stock will be issuable from time to time by action of the Board of Directors for any proper corporate purpose, without shareholder approval unless required by applicable law or the rules of the New York Stock Exchange. Currently the most restrictive of these rules would require shareholder approval if shares equal to or in excess of 20% of then outstanding shares were to be issued in one transaction or series of related transactions, other than a public offering for cash. Shares of Common Stock could be issued for purposes including financings, payment of stock dividends, subdivision of outstanding shares through stock splits, employee stock options and bonuses, and corporate acquisitions. The additional shares also could be issued in a private placement transaction to a third party favored by the Board of Directors in the event of a takeover attempt directed at the Company, which could give the favored party an advantage over a competing party in a contest to acquire control of the Company.

    The Company has no present plans to issue the newly authorized shares other than for corporate transactions in the ordinary course of business and pursuant to the Company's employee benefit plans.

What Vote Is Required To Approve This Amendment?
________________________________________________

    The affirmative vote of two-thirds of the votes cast by the holders of shares of Common Stock and Series C Preference Stock, voting as a single class, is required to adopt this amendment to the Certificate of Incorporation.

    The Board of Directors recommends a vote "FOR" this proposal.


PROPOSAL 4: CHANGE THE TITLE AND PAR VALUE OF CAPITAL STOCK TO "COMMON
            STOCK, $.01 PAR VALUE"
______________________________________________________________________

    The Board of Directors has approved, subject to shareholder adoption, an amendment to the Company's Certificate of Incorporation to change the title and par value of the Company's Common Stock from "Capital Stock, $.33 par value per share" to "Common Stock, $.01 par value per share." The current terminology originated in the 1899 certificate of incorporation of the United Fruit Company, the Company's predecessor. The Board of Directors believes the title should be changed to make the name consistent with modern terminology and to avoid the confusion which has sometimes resulted from the title "Capital Stock."

    In 1988, the Company had a three-for-one stock split which resulted in the par value of the Company's Common Stock changing from $1.00 per share to $.33 per share. Although under modern law par value is virtually meaningless, this odd number has at times caused some confusion to those reviewing our balance sheet. The changes suggested will eliminate this confusion and will have no effect on the legal rights associated with the Common Stock or the Company's ability to pay dividends or make other distributions to holders of Common Stock.

What Vote Is Required To Approve This Amendment?
________________________________________________

    The affirmative vote of two-thirds of the votes cast by the holders of shares of Common Stock and Series C Preference Stock, voting as a single class, is required to adopt this amendment to the Certificate of Incorporation.

    The Board of Directors recommends a vote "FOR" this proposal.


PROPOSAL 5: DECREASE THE SHAREHOLDER VOTE REQUIRED TO ADOPT FUTURE
            AMENDMENTS TO THE CERTIFICATE OF INCORPORATION FROM TWO-THIRDS TO A MAJORITY OF THE VOTES CAST
__________________________________________________________________________

    The Board of Directors has approved, subject to shareholder adoption, an amendment to the Company's Certificate of Incorporation to decrease the required shareholder vote to adopt future amendments to the Certificate of Incorporation. Currently, a vote of two-thirds of the votes cast at a shareholders' meeting at which a quorum is present is required to adopt any amendment. If the proposed amendment is adopted, the required vote would be decreased to a majority of the votes cast.

    The law in New Jersey, where the Company is incorporated, was amended in 1968 to change the minimum shareholder vote required to amend a certificate of incorporation to a majority, rather than two-thirds, for all corporations
formed after 1968.   Adoption of this amendment will bring the Company's
Certificate of Incorporation into conformity with what is permitted by current New Jersey law.

What Vote Is Required To Approve This Amendment?
________________________________________________

     The affirmative vote of two-thirds of the votes cast by the holders of shares of Common Stock and Series C Preference Stock, voting as a single class, is required to adopt this amendment to the Certificate of Incorporation.

    The Board of Directors recommends a vote "FOR" this proposal.


                 INFORMATION ABOUT THE BOARD OF DIRECTORS
                 ________________________________________

Meetings of the Board
_____________________

    During 1997, Chiquita's Board of Directors held six meetings. Each director attended at least 75% of the total number of meetings of the Board and of the committees on which he or she served.

Committees of the Board
_______________________

    Chiquita's Board of Directors has three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee.

    Executive Committee. Under New Jersey law and the Company's By-laws, the Executive Committee is permitted to perform all of the functions of the Board of Directors except it cannot: change the By-laws; change directors; remove officers; submit matters to shareholders which require shareholder action; or change resolutions adopted by the Board which by their terms may be changed only by the Board. During 1997, the Executive Committee held no meetings but took action by unanimous written consent six times.

    Audit Committee. The functions of the Audit Committee include: reviewing Chiquita's financial and accounting policies and its annual and quarterly financial statements; meeting with the Company's internal audit staff and independent auditors to review the scope of the annual audit; reviewing the progress and results of the audit and considering any recommendations made as a result of the audit and management's response to such recommendations; and recommending to the Board of Directors the selection of Chiquita's independent auditors. During 1997, the Audit Committee held five meetings with members of the Company's management and internal audit staff and met with the Company's independent auditors at four of those meetings.

    Compensation Committee. The functions of the Compensation Committee include: evaluating the performance and reviewing and approving all compensation of the Company's executive officers and certain other designated senior executives; establishing general compensation policies and standards for evaluation of all other senior management; evaluating and monitoring long-range planning for executive development and succession; and administering the Company's 1986 Stock Option and Incentive Plan. If approved by the shareholders, the Compensation Committee will also administer the Chiquita 1998 Stock Option and Incentive Plan. During 1997, the Compensation Committee held five meetings and took action by unanimous written consent one time.

Board Compensation
__________________

    Board and Committee Fees. Each director who is not an employee of the Company receives an annual fee of $40,000 plus $1,500 for each Board meeting attended. Carl H. Lindner does not receive such Board fees, but does receive $15,000 per year as Chairman of the Executive Committee. Jean Head Sisco receives $15,000 per year as Chairman of the Audit Committee and $7,500 per year as a member of the Compensation Committee; and William W. Verity and Oliver W. Waddell each receive $15,000 per year as members of both the Audit and Compensation Committees.

    Deferred Compensation Plan. Directors may defer from 10% to 100% of their Board compensation for a term of 5 years, 10 years or until death, disability or retirement, pursuant to the Deferred Compensation Plan for Directors. Amounts deferred under this plan earn interest at rates established each year depending upon the length of deferral. The annual rate of interest earned on deferrals in 1997 was 11% if deferred for 5 years and 13% if deferred for 10 years or until death, disability or retirement.

    Stock Option Awards. Pursuant to the Company's 1986 Stock Option and Incentive Plan, each non-employee director receives a non-qualified stock option grant for 10,000 shares of the Company's Common Stock on the date first elected a director and receives an additional stock option grant for 10,000 shares each year thereafter. All options awarded to non-employee directors have an exercise price per share equal to the market price of the Common Stock on the date of grant. The options have a 20-year term and vest over a 10-year period, with 9% of the shares exercisable on the date of grant and an additional 9% exercisable on each anniversary of the grant date, except on the tenth anniversary when the remaining 10% become exercisable. The 1998 Plan, which will replace the 1986 Plan if approved by shareholders, has the same provisions as the 1986 Plan with respect to stock option awards to non-employee directors.


                     COMPENSATION OF EXECUTIVE OFFICERS
                     __________________________________

Summary Information
___________________

    The following table summarizes the annual and long-term compensation for 1997, 1996 and 1995 of the Chairman of the Board and Chief Executive Officer and the four other most highly paid executive officers of the Company in 1997 (collectively, the "Named Executive Officers"). A report on executive compensation by the Compensation Committee of the Board of Directors appears on page 20 of this Proxy Statement.


                              SUMMARY COMPENSATION TABLE
                              __________________________

                              Annual Compensation          Long-Term Compensation
                         ______________________________  ___________________________
                                                                         Securities
                                                          Restricted     Underlying    All Other
    Name and                                   Bonus     Stock Awards  Stock Options  Compensation
Principal Position       Year  Salary($)(1)  ($) (1)(2)   ($) (2)(3)      (#) (2)        ($) (4)
______________________   ____  ____________  __________  ____________  _____________  ____________

Carl H. Lindner          1997  215,000 (5)     -0-           -0-            -0-            -0-
 Chairman of the Board   1996  215,000 (5)     -0-           -0-            -0-           4,527
 and Chief Executive     1995  268,846 (5)     -0-           -0-            -0-           1,902
 Officer

Keith E. Lindner         1997  380,769         -0-           -0-            -0-          21,881
 Vice Chairman of the    1996  900,000         -0-           -0-            -0-          20,698
 Board                   1995  935,000         -0-           -0-            -0-          21,346

Steven G. Warshaw        1997  600,000       550,000         -0-          280,000        42,383
 President and Chief     1996  350,000       530,000         -0-           80,000        27,809
 Operating Officer       1995  350,000       450,000         -0-           75,000        15,685

Robert F. Kistinger      1997  414,808       350,000        50,000         130,000       77,884
 President and Chief     1996  300,000       400,000         -0-           195,000       38,417
 Operating Officer,      1995  300,000       425,000         -0-            30,000       46,908
 Chiquita Banana Group

Robert W. Olson (6)      1997  250,000       200,000       100,000          30,000       32,406
 Senior Vice President,  1996  250,000       172,500         -0-            25,000       21,260
 General Counsel and     1995   86,538        55,000         -0-            75,000          700
 Secretary

(1) Includes amounts deferred under the Company's Deferred Compensation Plan.

(2) Bonus awards, restricted stock awards and stock option grants were based on 1997 performance even though most of these awards were made in early 1998.

(3) These awards consist of 3,875 and 7,749 shares of Common Stock granted to Robert F. Kistinger and Robert W. Olson, respectively. The awards are contingent upon continued employment through February 2000. Until then, the executive officer has no right to receive dividends on the shares.

(4) Amounts disclosed for 1997 are comprised of the following:

    (a) Company contributions to the Chiquita Savings and Investment Plan ("SIP"): Keith E. Lindner, $16,625; Steven G. Warshaw, $12,825; Robert F. Kistinger, $12,825; and Robert W. Olson, $12,825.

    (b) Company matching contributions on excess deferrals from the SIP to the Deferred Compensation Plan as a result of IRS limitations on the amount which can be deferred under a 401(k) savings plan: Steven G. Warshaw, $15,677; Robert F. Kistinger, $20,774; and Robert W. Olson, $2,362.

    (c) Above market interest (assuming the highest rate payable under the Company's Deferred Compensation Plan, which has a graduated interest schedule based upon the length of deferral) calculated (but not paid or currently payable) on deferred compensation: Keith E. Lindner, $5,136; Steven G. Warshaw, $9,561; Robert F. Kistinger, $40,571; and Robert W. Olson, $13,924.

    (d) Term life insurance premiums paid by the Company:
        Keith E. Lindner, $120; Steven G. Warshaw, $4,320; Robert F. Kistinger, $3,714; and Robert W. Olson, $3,295.

                                  -18-

(5) Includes $15,000 received as Chairman of the Executive Committee.

(6) Robert W. Olson joined the Company on August 28, 1995.

                             Stock Option Grants
                             ___________________

     The following table contains information concerning grants of stock options based on 1997 performance to the Named Executive Officers under the Company's 1986 Stock Option and Incentive Plan.


                                OPTION GRANTS FOR 1997

                                             Individual Grants
                      _________________________________________________________
                         Number of       % of Total
                        Securities        Options                                Grant Date
                        Underlying       Granted to    Exercise or                Present
                      Options Granted   Employees for  Base Price    Expiration    Value
       Name               (#) (1)           1997       ($/Sh) (2)     Date (3)      ($)
___________________   _______________   _____________  ___________   __________  __________

Carl H. Lindner            -0-                -             -             -          -
Keith E. Lindner           -0-                -             -             -          -
Steven G. Warshaw        200,000             7.8%        15.6250       03/25/17  860,000 (4)
                          80,000             3.1%        12.9063       02/05/18  265,000 (5)
Robert F. Kistinger      100,000             3.9%        15.6250       03/25/17  430,000 (4)
                          30,000             1.2%        12.9063       02/05/18  100,000 (5)
Robert W. Olson           30,000             1.2%        12.9063       02/05/18  100,000 (5)

(1) All options vest over a 10-year period with 9% immediately exercisable on the date of grant and an additional 9% exercisable on each anniversary of the grant date thereafter until the tenth anniversary when the remaining 10% will be exercisable. In the event of death, disability or retirement, options are fully exercisable by the optionee or the optionee's legal representative for one year following such event or until the normal expiration date of the option, whichever occurs first.

(2) Represents the market price of a share of Chiquita Common Stock on the date of grant (calculated as the average of the highest and lowest selling prices on the New York Stock Exchange).

(3) Subject to earlier termination in case of termination of employment.

(4) The grant date present value was calculated using the Black-Scholes option pricing model. The assumptions used in the model included (a) an expected Chiquita stock price volatility of 37%; (b) a risk-free interest rate of 6.8%; (c) a dividend yield of 1.5%; and (d) an expected option life of 8 years. In addition, the Black-Scholes model output was modified by a discount to reflect the risk of forfeiture (8% per year probability) due to restrictions on exercise of the option in accordance with the 10-year vesting provisions. Whether the assumptions used will prove accurate cannot be known at the date of grant. The actual value, if any, will depend on the market price of the Company's Common Stock on the date of exercise.

(5) The grant date present value was calculated using the same assumptions in footnote 4 above, except that (a) the expected Chiquita stock price volatility was 36%; and (b) the risk-free interest rate was 5.6%.


                 Option Exercises, Holdings and Year-End Values
                 ______________________________________________

    The following table sets forth 1997 stock option exercises and 1997 year-end values of stock options held by the Named Executive Officers.


     AGGREGATE OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES (1)

                                                  Number of Securities
                                                 Underlying Unexercised         Value of Unexercised
                                                 Options at December 31,       In-The-Money Options at
                                        Value           1997 (#) (1)         December 31, 1997 ($) (1)(2)
                      Shares Acquired  Realized  __________________________  ____________________________
        Name          on Exercise (#)    ($)     Exercisable  Unexercisable  Exercisable    Unexercisable
____________________  _______________  ________  ___________  _____________  ___________    _____________

Carl H. Lindner             -0-          -0-      12,600         7,400           -0-           -0-
Keith E. Lindner            -0-          -0-       -0-           -0-             -0-           -0-
Steven G. Warshaw           -0-          -0-     195,450       459,550       391,815         811,690
Robert F. Kistinger         -0-          -0-     282,210       245,790       684,922         472,925
Robert W. Olson             -0-          -0-      22,500        77,500        11,531          69,718

(1) Does not include options granted in February 1998 which were based on performance in 1997.

(2) Value is calculated as the difference between the market price of the Common Stock on December 31, 1997 ($16.00 per share) and the exercise prices of the unexercised options.


        REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
        __________________________________________________________

    The Compensation Committee of the Board of Directors (the "Committee") is composed of Jean Head Sisco, William W. Verity and Oliver W. Waddell, who are independent outside directors. The Committee is charged with responsibility for reviewing the performance and establishing the individual compensation of the executive officers named in the Summary Compensation Table ("Executive Officers"), as well as approving the compensation of other key executives. The Committee also establishes general compensation policies and standards for reviewing management performance. In carrying out this function, the Committee ensures that the Company's compensation philosophy is appropriate to its business and is implemented effectively through its various policies and programs.

Compensation Philosophy
_______________________

    The Company's compensation philosophy is to motivate and reward the achievement of long-term growth in shareholder value. To achieve this objective, the Company has adopted a program called the Total Compensation System which is designed to: (i) base cash and non-cash rewards on both individual and Company performance; (ii) encourage stock ownership in order to align the interests of management with those of shareholders; and (iii) emphasize the importance of management's commitment to the long-term success of the Company.

    The program has three basic elements of compensation -- base salary, bonus awards and stock options -- which are designed to attract, motivate and retain dedicated, talented people who are capable of achieving the Company's long-term objectives. These three elements of total compensation are reviewed annually in connection with the appraisal of each manager's performance against pre-established goals and objectives as well as the Company's performance during the year. The program is used to establish the total compensation of managers at many levels of the Company, including each of the Executive Officers, except for the Chief Executive Officer ("CEO") and the Vice Chairman of the Board, whose compensation is discussed below.

Compensation of Executive Officers Other Than the CEO and the Vice Chairman
___________________________________________________________________________

    The primary factors considered by the Committee in establishing the total annual cash compensation (salary plus bonus award) of each Executive Officer except for the CEO and the Vice Chairman are: (i) the responsibilities of the position; (ii) the executive's potential impact on the annual financial and longer-term strategic results of the Company; (iii) the long-term contributions of the executive; and (iv) the performance against pre-established annual objectives which emphasize business unit and/or total Company financial results.

    Base Salary. Base salaries are established according to each executive's position, responsibilities and long-term contribution. Base salaries are not necessarily adjusted annually but are adjusted only when the Committee, after soliciting the opinions of senior management, judges that an Executive Officer's responsibilities and/or long-term contribution have changed sufficiently to warrant a change in base salary.

    Bonus Awards. The Executive Officers' bonus awards are determined in accordance with the Company's Total Compensation Review Plan (the "TCR"), an annual cash bonus incentive plan which covers most management positions. Under the TCR, each management position has an annual target bonus which is expressed as a percentage of base salary and is principally determined according to the position's potential impact on Company results. Base salary and target bonus are coordinated so that the combined amount provides a total annual cash compensation level which, in the Committee's judgment, is appropriate for the position and the individual Executive Officer.

    Bonus awards are determined by measuring the Executive Officer's performance against annual objectives in the following three categories: (i) Team Profit Achievement Objectives, which include return on investment or similar objectives for the relevant business unit(s); (ii) Individual Profit Achievement Objectives, which include cost, revenue, volume, and quality-related objectives appropriate to the individual; and (iii) Management Achievement, Strategy and Organization Development Objectives, which include development and implementation of business strategies and organizational effectiveness programs.

    Accomplishment of each objective is rated quantitatively and a weighted average overall performance rating is calculated. The overall performance rating indicates a range of percentages of target bonus for use in determining the actual bonus. For 1997, the actual bonus was approved by the Committee after consultation with and review of the recommendations of the President and Chief Operating Officer. Actual bonus awards may range from 0% of the target bonus (for overall performance which does not meet annual objectives) to 200% of target (for overall performance which far exceeds objectives). The TCR provides for payout of approximately 100% of target bonus if the overall annual performance objectives are met.

    Stock Options. Stock options are used to reward past performance and motivate future performance, especially long-term performance. Most stock options vest over a 10-year period with 9% exercisable immediately upon the grant date and an additional 9% exercisable on each anniversary of the grant until the tenth anniversary, when the final 10% becomes exercisable. The

Company's standard options have a 20-year exercise period and are priced at the fair market value of the underlying Common Stock on the date of the grant. The unusually long vesting and exercise periods and market pricing are specifically intended to motivate management decisions which will be in the shareholders' best long-term interests and will assist in the retention of executive talent.

    Targets for stock option awards are based on the capital value of the grant (the number of stock options granted multiplied by the market price of the option) and are established as a percentage of the targeted total annual cash compensation (annual salary plus target bonus). Relating stock option award targets to the capital investment required to purchase an equivalent number of shares of stock is consistent with the Company's philosophy that management should be rewarded when it is successful in increasing the value of the Company's securities. Stock option award targets increase as the responsibility, base salary and target bonus of a position increase. The Company believes that market comparisons are not meaningful for the Company's stock option award targets because of the unusually long vesting and exercise periods of the Company's options.

    Actual stock option awards may be larger or smaller than award targets depending on a number of factors which are considered by the Committee, including: the Executive Officer's performance against annual objectives (described above under Bonus Awards); changes in responsibility; future potential; considerations relating to management succession; and the number of stock options awarded to the Executive Officer in prior years.

    Restricted Stock. From time to time in previous years, the Company has augmented stock option grants with awards of restricted stock to executives. For 1997, the Company made awards of restricted stock that vest 100% on the second anniversary of the grant date (February 2000). These restricted stock grants are designed to enhance incentives directly linked to shareholder value and management retention over the next two years.

Compensation of Chairman and Chief Executive Officer for 1997
_____________________________________________________________

    At the request of Carl H. Lindner, the Compensation Committee did not increase his base salary during 1997 and did not award him a bonus or a stock option. In establishing Mr. Lindner's compensation for 1997, as in years past, the Committee considered the fact that Mr. Lindner had significant responsibilities as an executive officer of American Financial Group, Inc. and its subsidiaries and affiliates. Although Mr. Lindner devoted time to matters more directly related to other enterprises, the Committee believes his total compensation from the Company for 1997 was appropriate and reasonable. This judgment is based on the Committee's conclusion that Mr. Lindner has fully and effectively discharged the responsibilities of his position with the Company to the Company's substantial benefit. Moreover, the Committee believes that Mr. Lindner's strong leadership, guidance and direction to the Company since he became Chairman and Chief Executive Officer in 1984 have contributed to long-term growth in shareholder value, as demonstrated by the graph on page 25 showing the cumulative total shareholder return over the 13-year period from 1984 to 1997. As indicated elsewhere in this Proxy Statement, Mr. Lindner has a substantial shareholder interest in the Company through his ownership position in American Financial Group, Inc.

Compensation of Vice Chairman for 1997
______________________________________

    In March 1997, Keith E. Lindner, President and Chief Operating Officer of the Company since 1989, assumed the new position of Vice Chairman of the Board. In that role, he has devoted his time principally to strategic issues and initiatives, as well as the ongoing operations of the Company. The Committee acceded to Mr. Lindner's request that, in light of his change in position, his annual base salary be reduced to $200,000 and that he not be awarded a bonus or stock options for 1997. As indicated elsewhere in this Proxy Statement, Mr. Lindner has a substantial shareholder interest in the Company through his ownership position in American Financial Group, Inc.

Compensation of Other Executive Officers for 1997
_________________________________________________

    The base salaries of Messrs. Warshaw and Kistinger were increased to $600,000 and $450,000, respectively, in accordance with their respective 1997 promotions to President and Chief Operating Officer of Chiquita Brands International, Inc. and President and Chief Operating Officer of Chiquita Banana Group. Their target bonuses also increased as a result of their promotions. Target bonuses for Messrs. Warshaw, Kistinger and Olson ranged from 50% to 100% of base salary. The weighted average overall performance of each of these executives for 1997 met or exceeded their total objectives. While the objectives and achievements were specific to each individual, they included: accomplishment of strategic acquisitions outside the banana business; adding management strength within the banana business; further progress in implementing the Company's environmental improvement policy; and strengthening of the Company's balance sheet through reduction in debt.
The performance ratings for these individuals produced 1997 bonuses ranging from 86% to 160% of target.

    The stock options and restricted stock granted to Executive Officers for 1997 performance were based on a number of factors specific to each individual, including: the stock option target award level; the individual's specific contributions during 1997 as well as long-term contributions to the Company; any increase or significant change in responsibilities (including, in the case of Messrs. Warshaw and Kistinger, their respective promotions in 1997); and the total number of shares covered by previous grants.

    The Committee did not review or consider compensation surveys when determining the 1997 bonus, stock option and restricted stock awards to Executive Officers.

Tax Deductibility of Executive Compensation
___________________________________________

    Section 162(m) of the Internal Revenue Code prohibits the Company from taking an income tax deduction for any compensation paid to any of the Executive Officers in excess of $1 million per year unless the compensation qualifies as performance-based pay.

    Compensation received from the exercise of stock options awarded under the Company's 1986 Stock Option and Incentive Plan qualifies as performance-based compensation and is fully deductible by the Company. While the Company's TCR Bonus Plan does not meet all of the requirements for deductibility, the non-deductible amount of compensation paid to the Executive Officers in 1997 was not substantial and did not result in incremental cost to the Company because of tax loss carryovers otherwise available to it.

    The Committee believes that it would not be in the best interests of the Company or its shareholders to change its TCR Bonus Plan to meet the 162(m) requirements for deductibility at this time because it believes the TCR Bonus

Plan is an effective means of delivering performance-based pay and it is the same plan used to determine the compensation of most managers within the Company. Thus, the Committee will continue to use the current system of managing the compensation of Executive Officers in 1998, but will continue to study the future consequences of compliance with Section 162(m).

                                  Compensation Committee:
                                    Jean Head Sisco
                                    William W. Verity
                                    Oliver W. Waddell


                       COMMON STOCK PERFORMANCE GRAPHS

    The following performance graphs compare Chiquita's cumulative shareholder returns over a 5-year and 13-year period, assuming $100 invested at December 31, 1992 and December 31, 1984, respectively, in Chiquita Common Stock, in the Standard & Poor's 500 Stock Index, and in an industry group index of 18 other fruit and vegetable companies. The 13-year graph compares Chiquita's performance over the entire period since 1984, when the current management assumed responsibility for managing the Company. The calculation of total shareholder return is based on the increase in the price of the stock over the relevant period and assumes the reinvestment of all dividends. In addition, total return was weighted according to the market capitalization of each company at the beginning of each period.

    The industry group is composed of: Dole Food Co., Inc.; Geest PLC; Fyffes PLC; The Albert Fisher Group PLC; Perkins Foods; Stokely USA, Inc.; Seneca Foods Corporation; United Foods, Inc.; Dean Foods Co.; Orange-Co., Inc.;
Del Monte Royal Foods Ltd.; Sylvan Foods Holdings, Inc.; Northland Cranberries, Inc.; Odwalla, Inc.; Fresh America Corporation; and Unimark Group, Inc. Two companies, Fresh Del Monte Produce Inc. and The Fresh
Juice Company, Inc., were added to the industry group this year to provide further representation of the performance of companies with businesses and product lines similar to those of Chiquita. Although Fresh Del Monte Produce Inc. has been a primary competitor of the Company for many years, its stock became publicly traded in 1997. The cumulative total return over the 5-year and 13-year periods for the industry group previously used would have been 131 and 347, respectively, compared to 128 and 337 for the new industry group.


               CHIQUITA BRANDS INTERNATIONAL, INC.
               Cumulative Total Returns (1992-1997)
               ____________________________________

                     12/92  12/93  12/94  12/95  12/96  12/97
                     _____  _____  _____  _____  _____  _____
Chiquita              100     69     83     85     80    103
S&P 500               100    110    112    153    185    242
Fruit & Veg. Related  100    101     86     96    102    128
</TABLE



                    CHIQUITA BRANDS INTERNATIONAL, INC.
                    Cumulative Total Returns (1984-1997)

                      12/84  12/85  12/86  12/87  12/88  12/89  12/90  12/91  12/92  12/93  12/94  12/95  12/96  12/97
                      _____  _____  _____  _____  _____  _____  _____  _____  _____  _____  _____  _____  _____  _____

Chiquita               100    259    311    431    470   505    944    1,196   534    369    442    453    426    553
S&P 500                100    132    156    164    191   252    244      318   343    377    382    526    632    828
Fruit & Veg. Related   100    127    154    170    213   264    283      272   210    223    198    232    257    337

                         MISCELLANEOUS INFORMATION

Certain Transactions
____________________

    From January 1997 through March 1997, the Company purchased airline tickets and travel-related services totaling approximately $850,000 through Provident Travel Corporation, a travel agency subsidiary of AFG until it was sold in March 1997. The total amount paid to the travel agency included the amount ultimately paid to the airlines or other service providers.

    In 1997, the Company received payments from AAG of approximately $233,000 related to AAG's use of the Company's cafeteria. Prior to September 1996, AAG subleased office space from Chiquita. In September 1996, the Company obtained an early cancellation of its base lease in exchange for the Company and AAG entering into new, separate leases for the office space with a third party. Under the new lease, Chiquita's lease costs are less than under the base lease. As consideration for AAG canceling the sublease, the Company agreed to reimburse AAG for the difference between AAG's rent under its new lease and the rent that was due under the sublease through April 1998, the original expiration date of the sublease and the Company's base lease.
These lease reimbursements totaled $589,000 in 1997 net of AAG's share of leasehold renovations of $400,000. Chiquita will reimburse AAG an additional $287,000 through April 1998.

    During 1997, the Company paid approximately $113,000 to The Cincinnatian Hotel, which is owned by a subsidiary of AFG, for room rentals and use of meeting facilities.

    Chiquita believes that the financial terms of the transactions described above were fair to Chiquita and were comparable to those that would apply to unrelated parties.

Who Are The Company's Independent Auditors?
___________________________________________

    The accounting firm of Ernst & Young LLP served as the Company's independent auditors for 1997. They also served as independent auditors for AFG and its subsidiaries. One or more representatives of Ernst & Young LLP will attend the Annual Meeting, will be given the opportunity to make a statement if they desire, and will be available to respond to appropriate questions from shareholders. No auditor has yet been selected for the current year, since it is Chiquita's practice not to select independent auditors prior to the Annual Meeting.

What Is The Deadline For Submitting Shareholder Proposals For The 1999 Annual Meeting?
______________________________________________________________________


    If you wish to submit a shareholder proposal for possible inclusion in our 1999 proxy materials, we must receive it in writing on or before December 1, 1998. Proposals should be mailed to the attention of the Secretary of the Company at the Company's executive offices at 250 East Fifth Street, Cincinnati, Ohio 45202.

How Do You Obtain An Annual Report On Form 10-K?
________________________________________________

    The Company's 1997 Annual Report has already been mailed to you.   If you
would like to receive a copy of the Company's 1997 Annual Report on Form 10-K that was filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

                 Chiquita Brands International, Inc.
                 Chiquita Center,  250 East Fifth Street
                 Cincinnati, Ohio 45202
                 Attn:  Joseph W. Hagin II
                 Vice President, Corporate Affairs


                        By order of the Board of Directors,



                        Robert W. Olson
                        Senior Vice President, General Counsel
                            and Secretary

Cincinnati, Ohio
April 8, 1998

                                                              APPENDIX A

                     CHIQUITA BRANDS INTERNATIONAL, INC.

                    1998 STOCK OPTION AND INCENTIVE PLAN


                (Effective as of May 13, 1998 upon Adoption
              By the Shareholders at the 1998 Annual Meeting)

                               CHIQUITA 1998

                      STOCK OPTION AND INCENTIVE PLAN



                      T A B L E  O F  C O N T E N T S


I.    PURPOSE. . . . . . . . . . . . . . . . . . . . . . . . . . .  1

II.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  1

III.  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . .  5

   3.1  The Committee. . . . . . . . . . . . . . . . . . . . . . .  5
   3.2  Powers of the Committee. . . . . . . . . . . . . . . . . .  5
   3.3  Guidelines . . . . . . . . . . . . . . . . . . . . . . . .  6
   3.4  Delegation of Authority. . . . . . . . . . . . . . . . . .  6
   3.5  Decisions Final. . . . . . . . . . . . . . . . . . . . . .  6

IV.   SHARES SUBJECT TO PLAN . . . . . . . . . . . . . . . . . . .  6

   4.1  Shares Available for Issuance of Awards. . . . . . . . . .  6
   4.2  Maximum Shares Per Participant . . . . . . . . . . . . . .  6
   4.3  Re-Use of Shares . . . . . . . . . . . . . . . . . . . . .  6
   4.4  Adjustment Provisions. . . . . . . . . . . . . . . . . . .  7

V. CHANGE OF CONTROL; MERGER, CONSOLIDATION, ETC.  . . . . . . . .  7

   5.1  Effect of Change of Control On Outstanding Awards. . . . .  7
   5.2  Termination of Employment After Change of Control. . . . .  7
   5.3  Merger, Consolidation, Etc.  . . . . . . . . . . . . . . .  7

VI.   EFFECTIVE DATE AND DURATION OF PLAN. . . . . . . . . . . . .  8

   6.1  Effective Date . . . . . . . . . . . . . . . . . . . . . .  8
   6.2  Duration of Plan . . . . . . . . . . . . . . . . . . . . .  8

VII.  STOCK OPTIONS. . . . . . . . . . . . . . . . . . . . . . . .  8

   7.1  Grants . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   7.2  Terms of Options . . . . . . . . . . . . . . . . . . . . .  8
   7.3  Incentive Stock Options. . . . . . . . . . . . . . . . . .  9
   7.4  Replacement Options. . . . . . . . . . . . . . . . . . . .  9
   7.5  Award of Options to Directors of the Company . . . . . . . 10

VIII. STOCK APPRECIATION RIGHTS. . . . . . . . . . . . . . . . . . 11

   8.1  Grant. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   8.2  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   8.3  Exercise . . . . . . . . . . . . . . . . . . . . . . . . . 11
   8.4  Payment. . . . . . . . . . . . . . . . . . . . . . . . . . 11
   8.5  Non-Transferability and Termination. . . . . . . . . . . . 11

IX.   RESTRICTED AND UNRESTRICTED STOCK AWARDS . . . . . . . . . . 11

   9.1  Grants of Restricted Stock Awards. . . . . . . . . . . . . 11
   9.2  Terms and Conditions of Restricted Awards. . . . . . . . . 12
   9.3  Unrestricted Stock Awards. . . . . . . . . . . . . . . . . 12

X.    PERFORMANCE AWARDS . . . . . . . . . . . . . . . . . . . . . 12

  10.1  Performance Awards . . . . . . . . . . . . . . . . . . . . 12
  10.2  Terms and Conditions of Performance Awards . . . . . . . . 12

XI.   TERMINATION OF AWARDS. . . . . . . . . . . . . . . . . . . . 13

  11.1  Termination of Awards to Employees and Directors . . . . . 13
  11.2  Acceleration of Vesting and Extension of Exercise
        Period Upon Termination. . . . . . . . . . . . . . . . . . 14
  11.3  Buyout and Settlement of Awards. . . . . . . . . . . . . . 14

XII.  TERMINATION OR AMENDMENT OF THIS PLAN. . . . . . . . . . . . 14

  12.1  Termination or Amendment . . . . . . . . . . . . . . . . . 14

XIII. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . 14

  13.1  No Right to Continued Employment . . . . . . . . . . . . . 14
  13.2  Awards to Persons Outside the United States. . . . . . . . 15
  13.3  Non-Transferability of Awards. . . . . . . . . . . . . . . 15
  13.4  Other Plans. . . . . . . . . . . . . . . . . . . . . . . . 15
  13.5  Unfunded Plan. . . . . . . . . . . . . . . . . . . . . . . 15
  13.6  Withholding of Taxes . . . . . . . . . . . . . . . . . . . 15
  13.7  Reimbursement of Taxes . . . . . . . . . . . . . . . . . . 15
  13.8  Governing Law. . . . . . . . . . . . . . . . . . . . . . . 15
  13.9  Liability. . . . . . . . . . . . . . . . . . . . . . . . . 15
  13.10 Successors . . . . . . . . . . . . . . . . . . . . . . . . 16

                              CHIQUITA 1998

                     STOCK OPTION AND INCENTIVE PLAN


                                SECTION I.

                                 PURPOSE

     The purpose of the Chiquita 1998 Stock Option and Incentive Plan (the "Plan") is to promote the long-term growth and financial success of Chiquita Brands International, Inc. (the Company") and its Subsidiaries by enabling the Company to compete successfully in attracting and retaining employees and directors (and consultants and advisors) of outstanding ability, stimulating the efforts of such persons to achieve the Company's long-range performance goals and objectives, and encouraging the identification of their interests with those of the Company's shareholders.

                                SECTION II.

                                DEFINITIONS

     For purposes of this Plan, the following terms shall have the following meanings:

     2.1 Advisor" means a person who provides bona fide advisory or consulting services to the Company or a Subsidiary and whose Shares subject to an Award are eligible for registration on Form S-8 under the Securities Act of 1933.

     2.2 "Award" means any form of Stock Option, Stock Appreciation Right, Restricted Stock Award, Unrestricted Stock Award or Performance Award granted under this Plan.

     2.3 "Award Agreement" means a written agreement setting forth the terms of an Award.

     2.4 "Award Date" or "Grant Date" means the date designated by the Committee as the date upon which an Award is granted.

     2.5 "Award Period" or "Term" means the period beginning on an Award Date and ending on the expiration date of such Award.

     2.6  "Board" means the Board of Directors of the Company.

     2.7  Cause"  means a Participant's engaging in any of the following acts:

          (i) any type of disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, or dishonesty in the course of a Participant's employment or business relationship with the Company; or

          (ii) conviction of a felony or other crime involving a breach of trust or fiduciary duty owed to the Company; or

          (iii) unauthorized disclosure of trade secrets or confidential information of the Company;

          (iv) a material breach of any agreement with the Company in respect of confidentiality, non-disclosure, non-competition or otherwise; or

          (v) any serious violation of Company policy that is materially damaging to the Company's interests.

     2.8. "Change of Control" means the occurrence of any of the following events:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Exempt Holder or Exempt Entity, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the total voting power of all of the Company's voting securities then outstanding ("Voting Shares"), provided, that Exempt Holders "beneficially own" (as so defined), on a combined basis, a lesser percentage of the Voting Shares than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of the Company;

          (ii) on any date, the individuals who constituted the Company's Board at the beginning of the two-year period immediately preceding such date (together with any new directors whose election by the Company's Board, or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

          (iii) immediately after a merger or consolidation of the Company or any Subsidiary of the Company with or into, or the sale or other disposition of all or substantially all of the Company's assets to, any other corporation (where pursuant to the terms of such transaction all outstanding Awards are assumed by the surviving, resulting or acquiring corporation or new Awards are substituted therefor), (a) the Voting Shares of the Company outstanding immediately prior to such transaction do not represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity or any parent thereof) more than 50% of the total voting power of the voting securities of the Company or surviving or acquiring entity or any parent thereof outstanding immediately after such merger or consolidation; and (b) either (x) a person or group (other than an Exempt Entity) beneficially owns a percentage of the total voting power of the Company or surviving or acquiring entity or any parent thereof which exceeds both 20% and the percentage owned, on a combined basis, by the Exempt Holders or (y) the Exempt Holders beneficially own, on a combined basis, less than 2% of such voting power.

     2.9 "Code" means the United States Internal Revenue Code of 1986, as amended, or any successor legislation. Reference to any particular section of the Code includes any successor amendments or replacements of such section.

     2.10 "Committee" means the committee appointed by the Board and consisting of two or more Directors of the Company, none of whom shall be eligible to receive any Award pursuant to this Plan except as provided in
Section 7.5, and each of whom shall be a "non-employee director" as defined in Rule 16b-3 and an "outside director" as defined in Section 162(m) of the Code.

     2.11 "Common Stock" means the Company's Common Stock, $.33 par value.

     2.12 "Company" means Chiquita Brands International, Inc.

     2.13 "Control" means the power to direct or cause the direction of the management and policies of a corporation or other entity.

     2.14 "Director" means any person serving on the Board of Directors of the Company or any of its Subsidiaries who is not an Officer (or officer) or Employee of the Company or any Subsidiary.

     2.15 "Disability" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code, or in the case of an Employee, a disability which qualifies as a long-term disability under the Company's Long Term Disability insurance, or any other definition of disability adopted by the Committee.

     2.16 "Eligible Person" means any person who is either an Employee, Director or Advisor, except that no Director of the Company shall be deemed an Eligible Person with respect to any Award other than those granted pursuant to Section 7.5.

     2.17 "Employee" means (i) any officer or employee of the Company or a Subsidiary (including those employees on a temporary leave of absence approved by the Company or a Subsidiary); or (ii) any person who has received and accepted an offer of employment from the Company or a Subsidiary; or
(iii) if approved by the Committee, a person who at the request of the Company or a Subsidiary accepts employment with any corporation or partnership in which the Company has a direct or indirect substantial interest. Solely for purposes of Section XI, unless otherwise determined by the Committee, a person specified in clause (iii) above shall be considered an employee of a Subsidiary.

     2.18 "Exchange Act" means the Securities Exchange Act of 1934.

     2.19 "Exempt Holder" means American Financial Group, Inc., each of its subsidiaries and affiliates, Carl H. Lindner, his spouse, his children and their spouses and his grandchildren (or the legal representative of any such person) and each trust for the benefit of each such person.

     2.20 "Exempt Entity" means (i) an institution that is entitled under Rule 13(d)-1 of the Exchange Act (or any successor rule or regulation) to report its ownership of equity securities of the Company through the filing of a statement on Schedule 13G under the Exchange Act, in lieu of Schedule 13D, for so long as such institution remains so entitled, (ii) an underwriter temporarily holding securities pursuant to an offering of such securities,
(iii) the Company, any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, and (iv) the surviving or acquiring entity (and the direct and indirect wholly owning parents thereof) in a merger, consolidation, sale or disposition transaction of the type referred to in clause (iii) of Section
2.8 that does not constitute a Change of Control by virtue of subclause (a) or subclause (b) of said clause (iii).

     2.21 "Fair Market Value" means, as of any date, the average of the highest and lowest quoted selling prices of a Share as reported on the New York Stock Exchange Composite Tape (or such other consolidated transaction reporting system on which the Shares are primarily traded), or if the Shares were not traded on such day, then the next preceding day on which the Shares were traded, all as reported by such source as the Committee may select. If the Shares are not traded on a national securities exchange or other market system, Fair Market Value shall be determined in the manner established by the Committee.

     2.22 "Immediate Family" means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships; provided, however, that if the Committee adopts a different definition of "immediate family" (or similar term) in connection with the transferability of Stock Options and SARs awarded under this Plan, such definition shall apply, without further action of the Board.

     2.23 "Incentive Stock Option" means any Stock Option awarded under
Section VII of this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor provision.

     2.24 "Non-Qualified Stock Option" means any Stock Option awarded under
Section VII of this Plan that is not an Incentive Stock Option.

     2.25 "Officer" means a person who has been determined to be an officer of the Company under Rule 16a-1(f) in a resolution adopted by the Board.

     2.26 "Option Price" or "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option or an Award.

     2.27 "Participant" means an Eligible Person to whom an Award has been made pursuant to this Plan.

     2.28 "Performance Award" means an Award granted pursuant to Section X.

     2.29 "Reference Price" has the meaning set forth in Section 8.4.

     2.30 "Replacement Option" means a Non-Qualified Stock Option granted pursuant to Section 7.4 upon the exercise of a Stock Option granted pursuant to the Plan where the Option Price is paid with previously owned shares of Common Stock.

     2.31 "Restricted Stock" means those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

     2.32 "Restricted Stock Award" means an award of a fixed number of Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.

     2.33 "Retirement" means any termination of an Employee's employment with, or a Director's service on the Board of, the Company or a Subsidiary (in each case other than by death, Disability or for Cause) by an Employee or a Director who is (i) at least 65 years of age or (ii) at least 55 years of age with at least 10 years of employment with, or service on the Board of, the Company or a Subsidiary.

     2.34 "Rule 16b-3" and "Rule 16a-1(f)" mean Rules 16b-3 and 16a-1(f) under the Exchange Act or any corresponding successor rules or regulations.

     2.35 "Share" means one share of the Company's Common Stock.

     2.36 "Stock Appreciation Right" or "SAR" means the right to receive, for each unit of the SAR, cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the Reference Price per share of Common Stock established on the date the SAR was granted.

     2.37 "Stock Option" or "Option" means the right to purchase shares of Common Stock (including a Replacement Option) granted pursuant to Section VII of this Plan.

     2.38 "Subsidiary" means any corporation, partnership, joint venture, or other entity (i) of which the Company owns or controls, directly or indirectly, 25% or more of the outstanding voting stock (or comparable equity participation and voting power) or (ii) which the Company otherwise Controls (by contract or any other means); except that when the term "Subsidiary" is used in the context of an award of an Incentive Stock Option, the term shall have the same meaning given to it in the Code.

     2.39 "Transfer" means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms "Transferred" or "Transferable" have corresponding meanings.

     2.40 "Unrestricted Stock Award" means an Award granted pursuant to
Section 9.3.

     2.41 "Vest" means, in the case of any Award, to become exercisable or become free of restrictions solely as a result of either (i) the passage of required time periods specified under the terms of the Award ("Passage of Time Criteria") or (ii) the inapplicability of Passage of Time Criteria due to a Change of Control or a termination of employment or service as a Director pursuant to the provisions of Section XI. For purposes of this Plan, "Vest" does not refer to an Award becoming exercisable or free of restrictions due to the attainment of performance criteria or any other criteria not solely related to the passage of time ("Other Criteria"). An Award whose terms specify Other Criteria that have not been fully satisfied at the time of a Change of Control or termination of employment or service will not Vest (unless otherwise determined by the Committee or specifically provided by such terms) as a result of such Change of Control or termination (even if the terms of such Award contain Passage of Time Criteria in addition to, in combination with, or as an alternative to such Other Criteria).

     2.42 "1986 Plan" means the Chiquita Brands International, Inc. 1986 Stock Option and Incentive Plan, as amended.

                                SECTION III.

                               ADMINISTRATION

     3.1 The Committee. This Plan shall be administered and interpreted by the Committee, except that any function of the Committee also may be
performed by the Board.   Actions of the Committee may be taken by a majority
of its members at a meeting or by the unanimous written consent of all of its members without a meeting.

     3.2 Powers of the Committee. The Committee shall have the power and authority to operate, manage and administer the Plan on behalf of the Company which includes, but is not limited to, the power and authority:

          (i) to grant to Eligible Persons one or more Awards consisting of either or a combination of Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, and Performance Awards;

          (ii) to select the Eligible Persons to whom Awards may be granted;

          (iii) to determine the types and combinations of Awards to be granted to Eligible Persons;

          (iv) to determine the number of Shares or monetary units which may be subject to each Award;

          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, the term, price, exercisability, method of exercise and payment, any restriction or limitation on transfer, any applicable performance measures or contingencies, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award) and the related Shares, based on such factors as the Committee shall determine; and

          (vi) to modify or waive any restrictions, contingencies or limitations contained in, and grant extensions to the terms or exercise periods of, or accelerate the vesting of, any outstanding Awards as long as such modifications, waivers, extensions or accelerations are not inconsistent with the terms of the Plan, but no such changes shall impair the rights of any Participant without his or her consent.

     3.3 Guidelines. The Committee shall have the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative duties, powers and responsibilities pursuant to Section 3.4, as it deems advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan; and otherwise to supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry the Plan into effect.

     3.4 Delegation of Authority. The Committee may delegate to one or more of the Company's employees (in the case of ministerial duties only) or Officers all or any portion of the Committee's authority, powers, responsibilities and administrative duties under the Plan, with such conditions and limitations as the Committee shall prescribe in writing; provided, however, that only the Committee is authorized to grant Awards to, or make any decisions with respect to Awards granted to, Officers. A record of all actions taken by any Officer to whom the Committee has delegated a portion of its powers or responsibilities shall be filed with the minutes of the meetings of the Committee and shall be made available for review by the Committee upon request.

     3.5 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee (or of any person acting under a delegation pursuant to Section 3.4) concerning the application or administration of the Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.

                                SECTION IV.

                         SHARES SUBJECT TO PLAN

     4.1 Shares Available for Issuance of Awards. Subject to adjustment as provided in Section 4.4, the aggregate number of Shares which may be issued under this Plan shall not exceed the sum of (i) ten million (10,000,000) Shares, plus (ii) any Shares available for future awards under the Company's 1986 Plan as of the effective date of this Plan, and (iii) any Shares subject to awards granted under the 1986 Plan which expire, terminate, or are forfeited or cancelled after the effective date of this Plan without such Shares being issued or delivered to the Participant. As determined from time to time by the Committee, the Shares available under this Plan for grants of Awards may consist either in whole or in part of authorized but unissued Shares or Shares which have been reacquired by the Company following original issuance.

     4.2 Maximum Shares Per Participant.  Subject to adjustment as provided in
Section 4.4, the maximum number of Shares that may be subject to Awards (of any and all types) granted under this Plan to any Eligible Person during any consecutive three calendar years shall not exceed 1,500,000 Shares.

     4.3 Re-Use of Shares. If any Award granted under this Plan shall expire, terminate or be forfeited or canceled for any reason before it has vested or been exercised in full, the number of unissued or undelivered Shares subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.

     4.4 Adjustment Provisions.

         (a) Adjustment for Change in Capitalization. If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution to shareholders of cash or property, which in the Committee's sole judgment, has a substantial impact on the value of outstanding Shares, the total number of Shares reserved for issuance under the Plan, the number of Shares covered by each outstanding Award, and the Option Price or Reference Price for each outstanding Award shall be proportionately adjusted in such manner as the Committee in its sole judgment determines to be equitable and appropriate.

         (b) Other Equitable Adjustments. Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, continuation or assumption of Awards or provide for equitable adjustments or changes in the terms of Awards, in connection with any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate.

                                SECTION V.

               CHANGE OF CONTROL; MERGER, CONSOLIDATION, ETC.

     5.1 Effect of Change of Control On Outstanding Awards. In the event of, and upon a Change of Control, all Awards outstanding on the date of such Change of Control shall become fully (100%) Vested.

     5.2 Termination of Employment After Change of Control. In the event that an Employee's employment by the Company or a Subsidiary is terminated by the Company or such Subsidiary for any reason other than for Cause within one (1) year after a Change of Control, all of the outstanding Vested Stock Options and SAR's held by such Employee on the date of termination of employment shall be exercisable for a period ending the earlier to occur of the first anniversary of the date of termination or the Expiration Dates of such Stock Options and SAR's.

     5.3 Merger, Consolidation, Etc. In the event that the Company shall, pursuant to action by its Board of Directors, propose to (i) merge into, consolidate with, sell or otherwise dispose of all or substantially all of its assets, to another corporation or other entity and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Awards under the Plan, or the substitution of new Awards therefor, or (ii) dissolve or liquidate, then (
A) the Committee shall cause written notice of such proposed transaction to be given to each Participant not less than 30 days prior to the anticipated date of such proposed transaction, and (B) all outstanding Awards that are not so assumed or substituted for shall become fully (100%) Vested immediately prior, but subject, to actual consummation of the transaction. Prior to a date specified in the notice, which shall not be more than 3 days prior to the consummation of such transaction, each Participant shall have the right to exercise all Stock Options and SAR's held by such Participant that are not so assumed or substituted for on the following basis: (i) such exercise shall be conditioned on consummation of such transaction, (ii) such exercise shall be effective immediately prior to the consummation of such transaction, and (iii) the Option Price for such Stock Options shall not be required to be paid until 7 days after written notice by the Company to the Participant that such transaction has been consummated. If such transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice of proposed transaction, shall terminate upon the consummation of such transaction. If such transaction is abandoned, (a) any and all conditional exercises of Stock Options and SAR's in accordance with this Section 4.3 shall be deemed annulled and of no force or effect and (b) to the extent that any Award shall have Vested solely by operation of this
Section 4.3, such Vesting shall be deemed annulled and of no force or effect and the Vesting provisions of such Award shall be reinstated.

                                SECTION VI.

                   EFFECTIVE DATE AND DURATION OF PLAN

     6.1 Effective Date. This Plan shall become effective on the date that it is approved by the shareholders of the Company at the 1998 Annual Meeting of Shareholders.

     6.2 Duration of Plan. The Plan shall continue in effect indefinitely until terminated by the Board pursuant to Section XII. Notwithstanding the continued effectiveness of this Plan, no Incentive Stock Option shall be granted under this Plan on or after the tenth anniversary of the effective date of the Plan.

                                SECTION VII.

                               STOCK OPTIONS

     7.1 Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted shall be designated as either a Non-Qualified Stock Option or an Incentive Stock Option and in each case such Option may or may not include Stock Appreciation Rights. One or more Stock Options and/or Stock Appreciation Rights may be granted to any Eligible Person, except that only Non-Qualified Stock Options may be granted to any Director of or Advisor to the Company.

     7.2 Terms of Options. Except as otherwise required by Sections 7.3, 7.4 and 7.5, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable.

         (a) Option Price. The Option Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, except that no Stock Option may be granted to an Officer, and no Incentive Stock Option may be granted to any Eligible Person, for an Option Price less than 100% of Fair Market Value on the Grant Date.

         (b) Option Term. The Term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten
(10) years after its Award Date, and no Non-Qualified Stock Option shall be exercisable more than twenty (20) years after its Award Date.

         (c) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement; provided, however, that an Option may not be exercised as to less than one-hundred (100) Shares at any time unless the number of Shares for which the Option is exercised is the total number available for exercise at that time under the terms of the Option.

         (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Term by giving written notice of exercise to the Company specifying the number of Shares to be purchased.
Such notice shall be accompanied by payment in full of the Option Price in cash unless some other form of consideration is approved by the Committee at or after the grant. Payment in full or in part also may be made in the form of Shares of Common Stock owned by the Participant for at least six (6) months prior to exercise, which Shares shall be valued at the Fair Market Value of the Common Stock on the Exercise Date. The Committee may in its sole discretion authorize the payment of the Option Price, in full or in part, by reducing the number of Shares to be issued upon the exercise of the Option based upon the Fair Market Value of the Common Stock on the date of the exercise of the Option.

         (e) Cashless Exercise. A Participant may elect to pay the Exercise Price upon the exercise of an Option by authorizing a broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

         (f) Non-Transferability of Options. Stock Options shall be Transferable only to the extent provided in Section 13.3 of this Plan.

         (g) Termination.  Stock Options shall terminate in accordance with
Section XI of this Plan.

         (h) Buyout and Settlement Provisions. The Committee may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish. The Committee may also substitute new Stock Options for previously granted Stock Options having higher Option Prices than the new Stock Options being substituted therefor.

     7.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:

         (a) Award Agreement. Any Award Agreement relating to an Incentive Stock Option shall contain such terms and conditions as are required for the Option to be an "incentive stock option" as that term is defined in Section 422 of the Code.

         (b) Ten Percent Shareholder. An Incentive Stock Option shall not be awarded to any person who, at the time of the Award, owns Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and its Subsidiaries.

         (c) Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of an affected Participant, to disqualify any Incentive Stock Option under Section 422 of the Code, except as may result in the event of a Change of Control.

         (d) Notification of Disqualifying Disposition. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of Shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in
Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

     7.4 Replacement Options. The Committee may provide either at the time of grant or subsequently that an Option shall include the right to acquire a Replacement Option upon the exercise of such Option (in whole or in part) prior to an Employee's termination of employment if the payment of the Option Price is paid in Shares. In addition to any other terms and conditions the Committee deems appropriate, the Replacement Option shall be subject to the following terms:

         (a) Number of Shares. The number of Shares subject to the Replacement Option shall not exceed the number of whole Shares used to satisfy the Option Price (whether by delivery of Shares to the Company or by reduction of Shares otherwise deliverable to the Participant on exercise) of the original Option and the number of whole Shares, if any, used to satisfy the payment for withholding taxes (whether by such delivery or such reduction) in accordance with Section 13.6.

         (b) Grant Date. The Replacement Option Grant Date will be the date of the exercise of the original Option.

         (c) Option Price. The Option Price per share shall be the Fair Market Value of a Share on the Replacement Option Grant Date.

         (d) Vesting. The Replacement Option shall be exercisable no earlier than one (1) year after the Replacement Option Grant Date.

         (e) Term. The Term of the Replacement Option will not extend beyond the Term of the original Option.

         (f) Non-Qualified. The Replacement Option shall be a Non-Qualified Stock Option.

         (g) Withdrawal of Right. The Committee may without the consent of the Employee rescind the right to receive a Replacement Option at any time prior to an Option being exercised.

     7.5 Award of Options to Directors of the Company. All Options granted to Directors of the Company shall be governed by the terms and conditions of this
Section 7.5 and no Director of the Company shall be eligible to receive any Awards under this Plan except as set forth in this Section 7.5.

         (a) Automatic Grants. The Company shall make the following grants of Non-Qualified Stock Options to Directors:

             (i) Initial Grant. On the date on which a person first becomes a Director of the Company, whether by election or appointment, such Director shall automatically be granted a Non-Qualified Stock Option for 10,000 Shares.

             (ii) Annual Grant. Each Director who has served on the Board of the Company for at least six (6) months shall automatically receive an annual grant of a Non-Qualified Stock Option for 10,000 Shares.
     The award shall be made on the same date that the Committee decides the total number of Shares subject to Awards to be granted to Employees in connection with the Company's annual total compensation review.

         (b) Terms and Conditions of Options Granted to Directors of the Company. All Stock Options granted to Directors of the Company shall be subject to the following terms and conditions:

             (i) Term. The Term of all Options shall be twenty (20) years from the Award Date of the Option.

             (ii) Option Price. The Option Price of all Options shall be the Fair Market Value of a Share on the Award Date.

             (iii) Vesting. All Options shall Vest over a ten (10) year period with nine percent (9%) of the Option Shares being immediately exercisable on the Award Date and an additional nine percent (9%) becoming exercisable on each anniversary of the Award Date thereafter until the tenth anniversary when the remaining ten percent (10%) of the Option Shares shall become exercisable.

             (iv) Method of Exercise. All Options shall be exercisable in the manner provided in Subsection 7.2(d) and such Directors shall also be entitled to make payments for withholding taxes in accordance with the provisions of Section 13.6.

             (v) Non-Transferability and Termination. All Options shall be Transferable only to the extent provided in Section 13.3 of this Plan and shall terminate in accordance with Section XI of this Plan, except that the timing provisions of Subsections 11.1(b) and 11.1(d) may not be varied by Committee determination.

                                SECTION VIII.

                         STOCK APPRECIATION RIGHTS

     8.1 Grant. A Stock Appreciation Right may be granted either with or without reference to all or any part of a Stock Option. A "Tandem SAR" means an SAR granted with reference to a Stock Option (the "Reference Option"). A "Non-Tandem SAR" means an SAR granted without reference to a Stock Option.
If the Reference Option is a Non-Qualified Stock Option, a Tandem SAR may be granted at or after the date of the Reference Option; if the Reference Option is an Incentive Stock Option, the Grant Date of a Tandem SAR must be the same as the Grant Date of the Reference Option. Any SAR shall have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.

     8.2 Term. A Tandem SAR shall terminate and no longer be exercisable upon the termination of its Reference Option. A Non-Tandem SAR may have a term no longer than twenty (20) years from its Grant Date.

     8.3 Exercise. A Tandem SAR shall only be exercisable at the times and, in whole or in part, to the extent that its Reference Option is exercisable. The exercise of a Tandem SAR shall automatically result in the surrender of the applicable portion of its Reference Option. A Non-Tandem SAR shall be exercisable in whole or in part as provided in its Award Agreement. Written notice of any exercise must be given in the form prescribed by the Committee.

     8.4 Payment. For purposes of payment of an SAR, the Reference Price per Share shall be the Option Price of the Reference Option in the case of a Tandem SAR, and shall be the Fair Market Value of a Share on the Grant Date in the case of a Non-Tandem SAR. The Committee shall determine the form of payment.

     8.5 Non-Transferability and Termination. Stock Appreciation Rights shall be Transferable only to the extent provided in Section 13.3 of this Plan and shall terminate in accordance with Section XI of this Plan.

                                SECTION IX.

                 RESTRICTED AND UNRESTRICTED STOCK AWARDS

     9.1 Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.

     9.2 Terms and Conditions of Restricted Awards. Restricted Stock Awards shall be subject to the following provisions:

         (a) Issuance of Shares. Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee.

         (b) Stock Powers and Custody. If shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions on them shall have lapsed.

         (c) Shareholder Rights. Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock Awards shall not be entitled to dividend or voting rights for the Restricted Shares until they are fully vested.

     9.3 Unrestricted Stock Awards. The Committee may make Awards of unrestricted Common Stock to Eligible Persons in recognition of outstanding achievements or contributions by such persons. Unrestricted Shares issued on a bonus basis under this Section 9.3 may be issued for no cash consideration. Each certificate for unrestricted Common Stock shall be registered in the name of the Participant and delivered immediately to the Participant.

                                SECTION X.

                            PERFORMANCE AWARDS

     10.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to Eligible Persons in accordance with the following terms and conditions:

         (a) Grant. A Performance Award shall consist of the right to receive either (i) Common Stock or cash of an equivalent value, or a combination of both, at the end of a specified Performance Period (defined below) or (ii) a fixed-dollar amount payable in cash or Shares, or a combination of both, at the end of a specified Performance Period. The Committee shall determine the Eligible Persons to whom and the time or times at which Performance Awards shall be granted, the number of Shares or the amount of cash to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, a Participant's Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Section 10.2.

         (b) Criteria for Awards. The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals, including, but not limited to, appreciation in the Fair Market Value, book value or other measure of value of the Common Stock, the performance of the Company based on earnings or cash flow, or such other factors or criteria as the Committee shall determine.

     10.2 Terms and Conditions of Performance Awards. Performance Awards granted pursuant to this Section X shall be subject to the following terms and conditions:

         (a) Dividends. Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to any dividends declared during the Performance Period with respect to any Shares covered by a Performance Award will not be paid to the Participant.

         (b) Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or both (as the Committee may determine) shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award.

         (c) Non-Transferability. Performance Awards shall not be Transferable except in accordance with the provisions of Section 13.3 of this Plan.

         (d) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Plan, upon termination of a Participant's employment with the Company or a Subsidiary for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

                                SECTION XI.

                          TERMINATION OF AWARDS

     11.1 Termination of Awards to Employees and Directors. All Awards issued to Employees and Directors under this Plan shall terminate as follows:

          (a) Termination by Death, Disability or Retirement. If an Employee's employment by, or a Director's service on the board of, the Company or a Subsidiary terminates by reason of death, Disability or Retirement, any Awards held by such Participant, unless otherwise determined by the Committee at grant, shall become fully Vested and, in the case of Stock Options and SAR's, may thereafter be exercised by the Participant or by the Participant's beneficiary or legal representative, for a period of one
(1) year (or such longer period as the Committee or the President of the Company may specify at or after grant) from the date of such death, Disability or Retirement or until the expiration of the stated term of such Award, whichever period is shorter.

         (b) Termination For Cause. If an Employee's employment by, or a Director's service on the board of, the Company or a Subsidiary is terminated for Cause, or if after such termination such Participant engages in any act which would have warranted a termination of such employment or service for Cause, such Participant shall forfeit all of his or her rights to any outstanding Awards which have not been exercised and all of such unexercised Awards shall terminate upon the earlier to occur of the date of termination of such employment or service or the date upon which the Company discovers and verifies that the Participant has engaged in any of the conduct described as justifying such a termination for Cause.

         (c) Other Termination. Unless otherwise determined by the Committee at or after grant, if an Employee's employment by, or a Director's service on the board of, the Company or a Subsidiary terminates for any reason other than death, Disability, Retirement, or for Cause, all of such Participant's

Vested or otherwise exercisable Stock Options and SAR's will terminate on the earlier to occur of the stated expiration date of the Awards or ninety (90) calendar days after termination of such employment or directorship. If a Participant dies during the ninety (90) day period following the termination of the employment or directorship, any unexercised Award held by the Participant shall be exercisable, to the full extent that such Award was exercisable at the time of death, for a period of one (1) year from the date of death or until the expiration of the stated term of the Award, whichever occurs first.

     11.2 Acceleration of Vesting and Extension of Exercise Period Upon Termination. Notwith-standing anything contained in this Section XI, upon the termination of a Participant's employment or directorship with the Company or any of the Company's Subsidiaries, excluding, however, any Participant who has been terminated for Cause or who is either an Officer or a Director of the Company at the time of termination, either the Committee or the President may in its or his sole discretion:

         (a) Accelerate the Vesting of, or otherwise cause to be exercisable or free of restrictions, all or part of any Awards held by such terminated Participant so that such Awards will be fully or partially exercisable as of the date of termination of employment or such other date as the Committee or President may choose; and

         (b) Extend the exercise period of all or part of any Stock Options or SAR's held by such terminated Participant for up to five years from the date of termination (whether such termination was because of death, Disability, Retirement or otherwise) but in no event longer than the original expiration date of such Award.

         (c) Officers. No person or entity shall have the authority or discretion to accelerate the Vesting of, otherwise cause to be exercisable or free of restrictions, or extend the exercise period of, any Award granted to an Officer of the Company other than the Committee.

         (d) Directors of the Company. No person or entity shall have the authority to accelerate the Vesting of, or otherwise cause to be exercisable or free of restrictions, or extend the exercise period of, any Award granted to a Director of the Company.

     11.3 Buyout and Settlement of Awards. The Committee may at any time offer to buy out an Award (of any type or kind) previously granted, based on such terms and conditions as the Committee shall establish. The Committee may also substitute new Awards for previously granted Awards with the new Awards containing different terms and conditions, including different exercise prices, than those contained in the Awards being replaced.

                                SECTION XII.

                  TERMINATION OR AMENDMENT OF THIS PLAN

     12.1 Termination or Amendment. The Board may at any time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant. In addition, no amendment may be made without first obtaining shareholder approval if such amendment would increase the maximum number of Shares which may be granted to any individual Participant, or increase the total number of Shares available for issuance under this Plan.

                                SECTION XIII.

                             GENERAL PROVISIONS

     13.1 No Right to Continued Employment. The adoption of this Plan and the granting of Awards hereunder shall not confer upon any Employee the right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or directorship, respectively, of any Employee at any time.

     13.2 Awards to Persons Outside the United States. To the extent necessary or appropriate to comply with foreign law or practice, the Committee may, without amending this Plan: (i) establish special rules applicable to Awards granted to Eligible Persons who are either or both foreign nationals or employed outside the United States, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Eligible Persons in accordance with those rules.

     13.3 Non-Transferability of Awards. Except as otherwise provided by the Committee at or after grant, no Award or benefit payable under this Plan shall be Transferable by the Participant during his or her lifetime, nor may it be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code, or by will or the laws of descent and distribution; and no Award shall be exercisable by anyone other than the Participant or the Participant's guardian or legal representative during such Participant's lifetime. The Committee may in its sole discretion permit a Participant to transfer a Non-Qualified Stock Option or SAR for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to such Award.

     13.4 Other Plans. In no event shall the value of, or income arising from, any Awards issued under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.

     13.5 Unfunded Plan. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

     13.6 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state, local or foreign taxes which the Company reasonably believes are required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares otherwise deliverable or by accepting the delivery of Shares previously owned by the Participant, which Shares shall be valued at the Fair Market Value of the Common Stock on the exercise date. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant. The Company may also withhold from any future earnings of salary, bonus or any other payment due to the Participant the amount necessary to satisfy any outstanding tax obligations related to the grant or exercise of any Award granted pursuant to this Plan.

     13.7 Reimbursement of Taxes. The Committee may provide in its discretion that the Company may reimburse a Participant for Federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan.

     13.8 Governing Law. This Plan and all actions taken in connection with it shall be governed by the laws of the State of Ohio, without regard to the principles of conflict of laws.

     13.9 Liability. No employee of the Company nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the\ fullest extent permitted by law, all employees and members of the Committee and the Board shall be indemnified by the Company for any liability and expenses which they may incur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

     13.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                            Proxy for Annual Meeting

Registration Name and Address

                                                                         P
                                                                         R
                                                                         O
                                                                         X
                                                                         Y

The undersigned hereby appoints Steven G. Warshaw and Robert W. Olson, or either of them, proxies of the undersigned, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated below, all shares of $2.50 Convertible Preference Stock, Series C, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Chiquita Brands International, Inc. to be held May 13, 1998 at 10:00 a.m., and any adjournment of such meeting.

The Board of Directors recommends a vote FOR the following:

1.  Election of Directors:   CARL H. LINDNER       WILLIAM W. VERITY
                             KEITH E. LINDNER      OLIVER W. WADDELL
                             FRED J. RUNK          STEVEN G. WARSHAW
                             JEAN HEAD SISCO

      [  ] FOR AUTHORITY to elect the         [  ] WITHHOLD AUTHORITY to
           nominees listed above (except           vote for all nominees
           those whose names have been             listed above
           crossed out)

2.  Approval of the Chiquita 1998 Stock Option and Incentive Plan

      [  ] FOR           [  ]  AGAINST        [  ] ABSTAIN

3. Adoption of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Capital Stock from 150 million to 200 million

      [  ] FOR           [  ]  AGAINST        [  ] ABSTAIN

4. Adoption of an amendment to the Certificate of Incorporation to change the title and par value of the Capital Stock, $.33 par value, to Common Stock, $.01 par value

      [  ] FOR           [  ]  AGAINST        [  ] ABSTAIN

5. Adoption of an amendment to the Certificate of Incorporation to decrease the shareholder vote required to make future amendments to the Certificate of Incorporation from two-thirds to a majority of the votes cast

      [  ] FOR           [  ]  AGAINST        [  ] ABSTAIN

The proxies are further authorized in their discretion to vote upon such other business as may properly come before the meeting and any adjournment of the meeting.

Dated _____________, 1998      Signature:_____________________________________
                               Signature:_____________________________________
                               (if held Important: Please sign exactly as jointly) name(s) appears on this form indicating, where proper, official
                                         position or representative capacity.
                                         In the case of joint holders, all
                                         should sign.

TO VOTE YOUR SHARES, YOU MUST MARK, SIGN, DATE AND RETURN THIS PROXY CARD.

When properly signed, this proxy will be voted in the manner directed by the above signed shareholder(s). A properly signed proxy that gives no direction will be voted for the election of all nominees for Director and for each of Proposals 2 through 5.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
___________________________________________________________

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                            Proxy for Annual Meeting

Registration Name and Address

                                                                         P
                                                                         R
                                                                         O
                                                                         X
                                                                         Y

The undersigned hereby appoints Steven G. Warshaw and Robert W. Olson, or either of them, proxies of the undersigned, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated below, all shares of Capital Stock, $.33 par value, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Chiquita Brands International, Inc. to be held May 13, 1998 at 10:00 a.m., and any adjournment of such meeting.

The Board of Directors recommends a vote FOR the following:


1.  Election of Directors:   CARL H. LINDNER       WILLIAM W. VERITY
                             KEITH E. LINDNER      OLIVER W. WADDELL
                             FRED J. RUNK          STEVEN G. WARSHAW
                             JEAN HEAD SISCO

      [  ] FOR AUTHORITY to elect the         [  ] WITHHOLD AUTHORITY to
           nominees listed above (except           vote for all nominees
           those whose names have been             listed above
           crossed out)

2.  Approval of the Chiquita 1998 Stock Option and Incentive Plan

      [  ] FOR           [  ]  AGAINST        [  ] ABSTAIN

3. Adoption of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Capital Stock from 150 million to 200 million

      [  ] FOR           [  ]  AGAINST        [  ] ABSTAIN

4. Adoption of an amendment to the Certificate of Incorporation to change the title and par value of the Capital Stock, $.33 par value, to Common Stock, $.01 par value

      [  ] FOR           [  ]  AGAINST        [  ] ABSTAIN

5. Adoption of an amendment to the Certificate of Incorporation to decrease the shareholder vote required to make future amendments to the Certificate of Incorporation from two-thirds to a majority of the votes cast

      [  ] FOR           [  ]  AGAINST        [  ] ABSTAIN

The proxies are further authorized in their discretion to vote upon such other business as may properly come before the meeting and any adjournment of the meeting.

Dated _____________, 1998      Signature:_____________________________________
                               Signature:_____________________________________
                               (if held Important: Please sign exactly as jointly) name(s) appears on this form indicating, where proper, official
                                         position or representative capacity.
                                         In the case of joint holders, all
                                         should sign.

TO VOTE YOUR SHARES, YOU MUST MARK, SIGN, DATE AND RETURN THIS PROXY CARD.

When properly signed, this proxy will be voted in the manner directed by the above signed shareholder(s). A properly signed proxy that gives no direction will be voted for the election of all nominees for Director and for each of Proposals 2 through 5.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
___________________________________________________________